                                                                      EXHIBIT 10

                           ASSET PURCHASE AGREEMENT



                           Dated as of July 21, 1997

                                 By and Among
                       The Marion Power Shovel Company,
                         Marion Power Shovel Pty. Ltd,
                        INTOOL International B.V., and
                            Global-GIX Canada Inc.,
                          (collectively, as Sellers)

                                      and

                Global Industrial Technologies, Inc., as Parent

                                      and

                         Bucyrus International, Inc.,
                     Bucyrus (Australia) Proprietary Ltd.,
                  Bucyrus (Africa) (Proprietary) Limited, and
                            Bucyrus Canada Limited
                           (collectively, as Buyers)

                           ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 1997, by and among (i) The Marion Power Shovel Company, a Delaware corporation ("Marion USA"), (ii) Marion Power Shovel Pty. Ltd., an Australian corporation ("Marion Australia"), (iii) INTOOL International B.V., a Netherlands corporation having a South African branch ("Marion South Africa"), (iv) Global-GIX Canada Inc., a Canadian corporation ("Marion Canada")(Marion USA, Marion Australia, Marion South Africa and Marion Canada being heretofore referred to, individually, as "Seller" and, collectively, as the "Sellers"), and (v) Global Industrial Technologies, Inc., a Delaware corporation ("Parent"), and (vi) Bucyrus International, Inc., a Delaware corporation ("Bucyrus USA"), (vii) Bucyrus (Australia) Proprietary Ltd., an Australian corporation ("Bucyrus Australia"),
(viii) Bucyrus (Africa) (Proprietary) Limited, a South African corporation ("Bucyrus South Africa"), and (ix) Bucyrus Canada Limited, a Canadian corporation ("Bucyrus Canada")(Bucyrus USA, Bucyrus Australia, Bucyrus South Africa and Bucyrus Canada being heretofore referred to, individually, as "Buyer" and, collectively, as the "Buyers").

                            INTRODUCTORY STATEMENTS

     A. Sellers are engaged in the business of designing, manufacturing and selling draglines and power shovels for surface mining along with components and spare parts therefor, as well as spare parts for previously manufactured drills (such business being herein referred to as the "Business").

     B. Sellers are desirous of selling to Buyers, and Buyers are desirous of purchasing, substantially all of Sellers' assets used in the Business, upon the terms and conditions hereafter set forth.

     ACCORDINGLY, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01 DEFINITIONS. For purposes of this Agreement, the terms defined in this Article I shall have the meanings herein specified, unless the
                ---------
context otherwise requires. Accounting terms used in this Agreement, including those defined in this Article I, shall, except as otherwise provided for herein,
                      ---------
be construed in accordance with generally accepted accounting principles used in the United States and as consistently applied by Sellers on a consolidated basis.

     "Addendum" shall have the meaning assigned to it in Section 3.08 of the
      --------                                           ------------
Agreement.

     "Affiliate," as to any individual or entity ("Person"), shall mean any
      ----------
other Person (i) who directly or indirectly controls such Person; (ii) who beneficially owns ten (10%) percent or more of the voting stock of such other Person; (iii) ten (10%) or more of whose voting stock is owned by such other Person; or (iv) that is an officer or director of such other Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Assumed Liabilities" shall have the meaning assigned to it in Section 2.05
      -------------------                                           ------------
of this Agreement.

     "Basis" shall have the meaning assigned to it in Section 3.07 of this
      -----                                           ------------
Agreement.

     "Benefit Plans" shall mean any bonus, deferred compensation, incentive
      -------------
compensation, stock purchase, stock option, profit sharing, pension, retirement, severance, vacation, sickness, unemployment, disability, hospitalization, medical, dental or life insurance plan, benefit, program or agreement, or any other arrangement or understanding similar to the foregoing, whether or not insured.

     "Bill of Sale" shall have the meaning assigned to it in Section 3.02 of
      ------------                                           ------------
this Agreement.

     "Books and Records" shall mean all books and records of each Seller used in
      -----------------
connection with the Business of such Seller, including all computerized storage media and the software. Books and Records shall not include the corporate seal, minute books, bylaws, memoranda of association, articles of incorporation, stock transfer records, federal income tax returns of Global Industrial Technologies, Inc. and such other books and records as pertain to the organization, existence or share capitalization of Sellers or as are necessary to enable Sellers to file their respective tax returns and reports and perform their respective obligations hereunder after the Closing Date or which Sellers are required to keep confidential under terms of a written agreement with a third party.

     "Bucyrus Australia" shall have the meaning assigned to it in the Preamble
      -----------------
to this Agreement.

     "Bucyrus Canada" shall have the meaning assigned to it in the Preamble to
      --------------
this Agreement.

     "Bucyrus South Africa" shall have the meaning assigned to it in the
      --------------------
Preamble to this Agreement.

     "Bucyrus USA" shall have the meaning assigned to it in the Preamble to this
      -----------
Agreement.

     "Business" shall have the meaning assigned to it in the Preamble to this
      --------
Agreement.

     "Buyers" shall have the meaning assigned to it in the Preamble to this
      ------
Agreement.

     "Buyer Group" shall mean Buyers, their respective officers, directors,
      -----------
employees, subsidiaries and Affiliates.

     "Buyer Indemnity Claim" shall have the meaning assigned to it in Section
      ---------------------                                           -------
11.01 of this Agreement.
-----

     "Closing" shall have the meaning assigned to it in Section 3.04 of this
      -------                                           ------------
Agreement.

     "Closing Balance Sheet" shall have the meaning assigned to it in Section
      ---------------------                                           -------
3.01(b) of this Agreement.
-------

     "Closing Date" shall have the meaning assigned to it in Section 3.04 of
      ------------                                           ------------
this Agreement.

     "Code" shall mean the Internal Revenue Code.
      ----

     "Damages" shall mean all demands, claims, actions or causes of action,
      -------
assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, punitive and exemplary damages, and reasonable attorneys' fees and expenses.

     "Documents" shall mean all ancillary documents to be delivered to Buyers by
      ---------
Sellers in connection with this Agreement.

     "Encumbrances" shall mean any title defects or objections, mortgages,
      ------------
liens, claims, restrictive covenants, use restrictions, charges, pledges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

     "Excluded Liabilities" shall have the meaning assigned to it in Section
      --------------------                                           -------
2.06 of this Agreement.
----

     "Final Determination" shall be deemed to occur with respect to a proposed
      -------------------
or other adjustment forming the basis for a tax claim when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the indemnitee (i.e., all allowable appeals have been exhausted by either party to the action or the time period within which such appeal may be filed has expired), (ii) there is a closing agreement made under Section 7121 of the Code (or any analogous provision under the laws of any other jurisdiction) binding in respect of the indemnitee or other administrative settlement with the Internal Revenue Service or other governmental authority, (iii) the time for instituting a claim for refund in respect of the indemnified claim has expired, or, if a claim was filed, the time for instituting suit with respect thereto has expired or (iv) the taxes which are the subject of a proposed or other adjustment are paid, and, pursuant to written agreements between Sellers and the Buyers, no claim for refund is filed, and no other contest of such proposed or other adjustment is made.

     "Government Body" shall mean any federal, state, local, foreign or other
      ---------------
governmental agency, department, commission, board, bureau, instrumentality or body.

     "Historical Financial Statements" shall have the meaning assigned to it in
      -------------------------------
Section 4.01(e)(i) of this Agreement.
------------------

     "Indemnitee" shall have the meaning assigned to it in Section 11.03(a) of
      ----------                                           ----------------
this Agreement.

     "Indemnitee's Certificate" shall have the meaning assigned to it in Section
      ------------------------                                           -------
11.03(a) of this Agreement.
--------

     "Indemnitor" shall have the meaning assigned to it in Section 11.03(a) of
      ----------                                           ----------------
this Agreement.

     "Instruments of Assignment" shall have the meaning assigned to it in
      -------------------------
Section 3.02 of this Agreement.
------------

     "Intangible Assets" shall mean all patents, trademarks, trademark licenses,
      -----------------
trade names, copyrights, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets, including any and all associated goodwill (together with all pending applications, parents, continuations, divisionals, continuations-in-part, foreign counterpart patents, foreign counterpart patent applications, reissues and extensions for any of the above) owned by any Seller or dedicated to the Business. For the purpose of this definition, the phrase "dedicated to the Business" (or any similar phrase) includes, without limitation, reliance upon and/or acceptance of the rights, interests and privileges conferred on the Business or any Seller by any of the Intangible Assets, regardless of whether or not such Intangible Assets generate revenue or are presently exploited.

     "Intercompany Payables" shall mean amounts owed by a Seller to Parent.
      ---------------------

     "Intercompany Receivables" shall mean amounts owed to a Seller by Parent.
      ------------------------

     "Interim Balance Sheet" shall have the meaning assigned to it in Section
      ---------------------                                           -------
4.01(e)(ii) of this Agreement.
-----------

     "Intracompany Payables" shall mean amounts owed by one Seller to another
      ---------------------
Seller.

     "Intracompany Receivables" shall mean amounts owed to one Seller by another
      ------------------------
Seller.

     "Interim Financial Statements" shall have the meaning assigned to it in
      ----------------------------
Section 4.01 (e)(ii) of this Agreement.
--------------------

     "Knowledge" shall mean with respect to matters relating to Sellers'
      ---------
Knowledge or Buyers' Knowledge (i) those facts and matters actually known by any one or more officers or directors of Sellers, Parent or Buyers, as the case may be; and (ii) any fact or matter which reasonably should be known by any one or more of such officers or directors after "due inquiry" by such person, taking into account any and all roles or positions which such person may hold and any and all duties and responsibilities he or she may have vis-a-vis the Business of such Seller, Parent or Buyer, as the case may be. The phrase "to Sellers' Knowledge" shall include the Knowledge of both Sellers and Parent.

     "Laws" shall mean all applicable laws (statutory and otherwise), rules,
      ----
regulations, orders, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise).

     "Leases" shall mean all leases (including all amendments thereof and
      ------
modifications thereto) pursuant to which each Seller leases real or personal property.

     "Lease Assignments" shall have the meaning assigned to it in Section 3.02
      -----------------                                           ------------
of this Agreement.

     "Leased Property" shall have the meaning assigned to it in Section
      ---------------                                           -------
4.01(f)(ii) of this Agreement.
-----------

     "Licenses" shall have the meaning assigned to it in Section 4.01(l) of this
      --------                                           ---------------
Agreement.

     "Limitation Period" shall have the meaning assigned to it in Section 11.04
      -----------------                                           -------------
of this Agreement.

     "Manufacturing Burden" shall mean all  manufacturing costs (i.e., all costs
      --------------------
that are included in inventory valuation under generally accepted accounting principles), determined as of the time incurred, including all indirect manufacturing costs, but excluding all costs for direct labor, direct materials and selling, general, administrative and engineering expenses.

     "Marion Australia" shall have the meaning assigned to it in the Preamble to
      ----------------
this Agreement.

     "Marion Canada" shall have the meaning assigned to it in the Preamble to
      -------------
this Agreement.

     "Marion South Africa" shall have the meaning assigned to it in the Preamble
      -------------------
to this Agreement.

     "Marion USA" shall have the meaning assigned to it in the Preamble to this
      ----------
Agreement.

     "Marion USA Facilities" shall have the meaning assigned to it in Section
      ---------------------                                           -------
3.05(m) of this Agreement.
-------

     "Net Book Value" shall have the meaning set forth in Exhibit A hereto.
      --------------                                      ---------

     "Other Instruments" shall have the meaning assigned to it in Section 3.02
      -----------------                                           ------------
of this Agreement.

     "Parent" shall have the meaning assigned to it in the Preamble to this
      ------
Agreement.

     "Permitted Encumbrances" shall mean Encumbrances which secure the following
      ----------------------
obligations of Sellers arising in the ordinary course of the Business of Sellers as historically conducted (other than obligations relating to indebtedness for
borrowed money) with respect to which Sellers are not in default:   (i) liens
(including leases, title retention agreements under installment sales and conditional sales contracts) securing liabilities or obligations to the extent reflected in the Closing Balance Sheet, (ii) liens for current taxes not yet due, (iii) mechanics' and materialmens' liens arising under applicable laws securing obligations to the extent reflected in the Closing Balance Sheet, and
(iv) restrictions on use and transfer of assets imposed by applicable laws such as those relating to protection of the environment and zoning.

     "Permits" shall mean all licenses, permits and authorizations issued by any
      -------
federal, state, local or foreign Government Body.

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

     "Retained Assets" shall have the meaning assigned to it in Section 2.03 of
      ---------------                                           ------------
this Agreement.

     "Selected Employees" shall mean those employees of Marion USA who attain
      ------------------
age 60 with 15 years of service, as determined for pension plan and retiree medical purposes, during the period of June 23, 1997, through June 21, 1998.

     "Sellers" shall have the meaning assigned to it in the Preamble to this
      -------
Agreement.

     "Sellers' Employees" shall have the meaning assigned to it in Section
      ------------------                                           -------
3.08(a) of this Agreement.
-------

     "Seller Group" shall mean Sellers, their respective officers, directors,
      ------------
employees, subsidiaries and Affiliates.

     "Seller Indemnity Claims" shall have the meaning assigned to it in Section
      -----------------------                                           -------
11.02 of this Agreement.
-----

     "Settled Claims" shall have the meaning assigned to it in Section 11.05 of
      --------------                                           -------------
this Agreement.

     "Taxes" shall mean all federal, state, local, or foreign taxes, excises,
      -----
withholdings, assessments or levies on or measured by actual or deemed income, revenue, gross receipts, payroll, the value or cost of real or personal property, tangible or intangible, including, but not limited to, income, social security, welfare, sales, use, occupancy, business, occupation, real estate, capital stock and franchise taxes (including interest and penalties thereon and including estimated taxes).

     "Transferred Assets" shall have the meaning assigned to it in Section 2.02
      ------------------                                           ------------
of this Agreement.

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"


                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

     SECTION 2.01 ASSETS TO BE SOLD. At the Closing, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Sellers, Parent, and Buyers contained herein, Sellers shall sell, assign, convey and transfer to Buyers the Transferred Assets. Sellers shall retain the Retained Assets.

          (a) ASSETS TO BE PURCHASED BY BUCYRUS USA.  Bucyrus USA shall purchase
     (i) all of the Transferred Assets of Marion USA, (ii) the Intangible Assets of Marion Australia, and (iii) the Intangible Assets of Marion South Africa dedicated to the Business of such Seller.

          (b) ASSETS TO BE PURCHASED BY BUCYRUS AUSTRALIA. Bucyrus Australia shall purchase all of the Transferred Assets of Marion Australia, except the Intangible Assets which shall be purchased by Bucyrus USA (as described in Section 2.01(a), above).
        ---------------

          (c) ASSETS TO BE PURCHASED BY BUCYRUS SOUTH AFRICA. Bucyrus South Africa shall purchase all of the Transferred Assets of Marion South Africa, except the Intangible Assets which shall be purchased by Bucyrus USA (as described in Section 2.01(a), above).
                  ---------------

          (d) ASSETS TO BE PURCHASED BY BUCYRUS CANADA. Bucyrus Canada shall purchase all of the Transferred Assets of Marion Canada.

          (e) GOING CONCERN. Buyers and Sellers hereby acknowledge that Buyers are purchasing the assets of a going concern with respect to the Transferred Assets of Marion USA, Marion Australia and Marion South Africa.

     SECTION 2.02 TRANSFERRED ASSETS. With respect to Marion USA and Marion Australia, the term "Transferred Assets" shall mean (i) all assets and properties owned by each such Seller as of the Closing Date; and (ii) all of each such Seller's rights and interests in and to assets and properties not owned by such Seller, but dedicated to the Business of such Seller as of the Closing Date. With respect to Marion South Africa and Marion Canada, the term "Transferred Assets" shall mean (i) all assets and properties owned by each such Seller as of the Closing Date and dedicated to the Business of such Seller; and
(ii) all of each such Seller's rights and interests in and to assets and properties not owned by such Seller, but dedicated to the Business of such Seller. With respect to Marion USA and Marion Australia, the Transferred Assets include, but are not limited to, the assets, properties, rights, and interests described in paragraphs (a) through (r), below, or listed as assets of such Sellers in the Schedules and Exhibits to this Agreement, except the Retained Assets and only to the extent that such assets do not constitute Retained Assets. With respect to Marion South Africa and Marion Canada, the Transferred Assets include, but are not limited to, the assets, properties, rights, and interests described in paragraphs (a) through (r), below, dedicated to the Business of such Sellers or listed as assets of such Sellers in the Schedules and Exhibits to this Agreement, except the Retained Assets and only to the extent that such assets do not constitute Retained Assets.

     (a)  all leasehold interests (the "Leased Property");

     (b)  all Intangible Assets;

     (c)  all accounts receivable and notes receivable;

     (d)  all Intracompany Receivables;

     (e) the account receivable in connection with the Settlement Agreement between Marion USA, Dresser Industries, Construction Mining Services, Inc., Ronald J. Ortyl, Sr. and Ronald J. Ortyl, Jr. (the "Receivable From BMSI");

     (f)  all furniture and fixtures;

     (g) all machinery, equipment, tools, dies, molds, patterns, and all related spare, replacement and maintenance parts therefor;

     (h)  all automobiles, trucks and other vehicles;

     (i) all inventory, including, without limitation, all raw materials, work-in-process, finished products, goods in transit, office, manufacturing and advertising supplies, containers and packaging and shipping materials, and all inventory in the hands of suppliers for which each Seller is contractually committed as of the Closing Date;

     (j)  all leasehold improvements;

     (k) to the extent transferrable or assignable, all rights and interests in, to, and under all leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral) to which any Seller is a party, excluding those items set forth on Schedule 2.02(k) and excluding insurance
                                   ----------------
policies relating to the Transferred Assets;

     (l) all rights, interests and claims under insurance policies for damage to Transferred Assets to the extent that any damaged Transferred Assets have not been repaired or replaced prior to Closing;

     (m) to the extent transferrable or assignable, all Permits relating to the Transferred Assets;

     (n)  all prepaid expenses related to tooling, patterns and supplies;

     (o)  all Books and Records;

     (p) all technical documentation owned by each Seller including, without limitation, material and tooling specifications, purchasing specifications, invention records, research records, inspection processes and equipment lists;

     (q) all claims and causes of action of each Seller relating to or arising out of the Business of each Seller, except (i) those listed on Schedule 2.02(q)
                                                               ----------------
attached hereto, and (ii) any claim or cause of action against third parties that can be used as a defense, counterclaim or offset against any suit brought by third parties against each Seller, particularly with respect to any Excluded Liabilities; and

     (r) all right, title, and interest in and to the goodwill, going concern value and proprietary know-how of the Business of each Seller.

     SECTION 2.03 RETAINED ASSETS. The term "Retained Assets" shall mean the specified assets of Sellers that are listed on Schedule 2.03.
                                               -------------

     SECTION 2.04 ALL ASSETS. The Transferred Assets shall constitute substantially all of the assets dedicated to the Business of each Seller as of the Closing Date.

     SECTION 2.05 LIABILITIES ASSUMED. At the Closing, subject to the terms and conditions herein set forth, Sellers shall assign to Buyers, and Buyers shall assume from Sellers, certain liabilities of Sellers set forth on Schedules
                                                                 ---------
2.05(a) through (d) below (the "Assumed Liabilities"), but with respect to such
-------------------
liabilities, only to the extent (and only in such amounts) that such liabilities are actually reflected on the Closing Balance Sheet.

          (a) LIABILITIES ASSUMED BY BUCYRUS USA. Marion USA shall assign to Bucyrus USA, and Bucyrus USA shall assume from Marion USA, the Assumed Liabilities of Marion USA specified on Schedule 2.05(a).
                                            ----------------

          (b) LIABILITIES ASSUMED BY BUCYRUS AUSTRALIA. Marion Australia shall assign to Bucyrus Australia, and Bucyrus Australia shall assume from Marion Australia, the Assumed Liabilities of Marion Australia specified on

     Schedule 2.05(b).
     ----------------

          (c) LIABILITIES ASSUMED BY BUCYRUS SOUTH AFRICA. Marion South Africa shall assign to Bucyrus South Africa, and Bucyrus South Africa shall assume from Marion South Africa, the Assumed Liabilities of Marion South Africa specified on Schedule 2.05(c).
                  ----------------

          (d) LIABILITIES ASSUMED BY BUCYRUS CANADA. Marion Canada shall assign to Bucyrus Canada, and Bucyrus Canada shall assume from Marion Canada, the Assumed Liabilities of Marion Canada specified on Schedule 2.05(d).
                                                       ----------------

          (e) ASSIGNMENT AND ASSUMPTION AGREEMENTS. Buyers' assumption of the Assumed Liabilities shall be evidenced by the documents of assignment and assumption specified on Schedule 2.05(e), which shall be reasonably
                              ----------------
     satisfactory to Buyers and Sellers in form and substance. Buyers shall (a) timely pay and discharge and (b), upon demand by Sellers, indemnify and defend Sellers and hold them harmless from and against any Damages relating to or arising out of any liability or obligation expressly assumed by Buyers hereunder.

     SECTION 2.06 LIABILITIES NOT ASSUMED. Except for the Assumed Liabilities, Buyers assume no past, present or future obligations or liabilities (known, unknown, accrued, or contingent) of Sellers, and shall have no liability or obligation with respect to any such liability or obligation of Sellers other than the Assumed Liabilities (all such liabilities of Sellers other than the Assumed Liabilities are herein referred to as the "Excluded Liabilities"). The Excluded Liabilities include, without limitation, the following: (i) any liabilities or obligations of Sellers arising from or relating to any violation of Laws by Sellers including, but not limited to, Laws relating to environmental conditions at any properties owned or used by Sellers prior to the Closing Date and any liabilities or obligations of Sellers under or pursuant to environmental laws arising from or relating to Sellers' operations prior to the Closing Date; (ii) any liabilities or obligations of Sellers related to any Benefit Plans maintained by Sellers prior to the Closing Date, except, and only to the extent that, any such liabilities and obligations have been expressly assumed by Buyers pursuant to the Addendum as provided in Section 3.08; and
                                                          ------------
(iii) the liabilities of Sellers related to the Planetary Swing-Drive Systems of the Walking Draglines as set forth in Section 7.06. Sellers shall (a) pay and
                                      ------------
discharge, and (b) Sellers and Parent, jointly and severally, shall indemnify and defend Buyers and hold them harmless from and against any Damages relating to or arising out of the Excluded Liabilities. The obligation of Sellers and Parent to indemnify, defend and hold harmless Buyers from and against any such Damages arising from or relating to Sellers' failure to pay the Excluded Liabilities (other than those described in clause (iii) above) shall not be subject to the maximum indemnification limits set forth in Section 11.07 hereof.
                                            -------------

                                  ARTICLE III
                                PRICE AND TERMS

     SECTION 3.01 CONSIDERATION.

     (a) PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery of the Transferred Assets and the Documents, and in addition to the liabilities assumed and covenants made by Buyers hereunder, Buyers shall deliver or cause to be delivered at the Closing in full payment for the Transferred Assets the sum of Forty Million, One Hundred Twenty Thousand United States Dollars (US $40,120,000) (the "Purchase Price"); provided however, to the extent Sellers are not required to provide enhanced benefits to the Selected Employees, the Purchase Price shall be Forty Million United States Dollars (U.S.$40,000,000). The Purchase Price shall be paid as set forth below by wire transfer of federal or other immediately available funds to one or more accounts designated in writing by Sellers. Subject to final adjustments pursuant to Section 3.01(b)
                                                              ---------------
below, (i) Bucyrus USA shall pay to Marion USA at the Closing Twenty Million Three Hundred Eighty Six Thousand United States Dollars (U.S.$20,386,000) for the Transferred Assets of Marion USA, the Intangible Assets of Marion Australia and the Intangible Assets of Marion South Africa dedicated to the Business of such Seller, as described in Section 2.01(a), (ii) Bucyrus Australia shall pay
                             ---------------
to Marion Australia at the Closing Twelve Million Two Hundred Seventy Four Thousand United States Dollars (U.S.$12,274,000) for the Transferred Assets as described in Section 2.01(b), (iii) Bucyrus South Africa shall pay to Marion
            ----------------
South Africa at the Closing One Million Eight Hundred Thirty Eight Thousand United States Dollars (U.S.$1,838,000) for the Transferred Assets as described in Section 2.01(c), and (iv) Bucyrus Canada shall pay to Marion Canada at the
   ---------------
Closing Five Million Six Hundred Twenty Two Thousand United States Dollars (U.S.$5,622,000) for the Transferred Assets as described in Section 2.01(d).
                                                            ---------------

     (b) PURCHASE PRICE ADJUSTMENT. Sellers and Buyers shall jointly, within sixty (60) calendar days after the Closing Date, prepare (i) a consolidated balance sheet of Sellers as of the Closing Date, (ii) a consolidating balance sheet of Sellers as of the Closing Date, and (iii) a balance sheet of each Seller as of the Closing Date (the "Closing Balance Sheets"). For Purchase Price adjustment considerations, the Closing Balance Sheets shall be prepared on a consistent basis with the accounting practices and procedures applied by Sellers in the preparation of the Interim Balance Sheet and, for purposes of this Section 3.01(b), in the absence of manifest error (which shall not include
     ---------------
any matters relating to practices and procedures applied by Sellers in preparing the Interim Balance Sheet), the only adjustments to accounting reserves and accruals reflected therein shall be those made to reflect changes in such reserves and accruals between the date of the Interim Balance Sheet and the date of the Closing Balance Sheet. In the event of a dispute between the parties regarding the preparation of the Closing Balance Sheets, which dispute cannot be reconciled by the mutual agreement of the parties within fifteen (15) business days after one of the parties has notified the other party thereof, the parties shall together select a mutually acceptable Big Six public accounting firm (which shall be unrelated to, and not in any manner affiliated with, either Buyers or Sellers or Parent or their respective shareholders, officers, or Affiliates, and not currently or within the two-year period employed or engaged by either Buyers or Sellers or Parent or their respective shareholders, officers, or Affiliates), which firm shall make an independent determination of the disputed item or items consistent with the criteria set forth in this Section 3.01(b). Such independent determination shall
                           ---------------
(in the absence of fraud, bad faith, undue influence, or the like, or manifest error) be final and binding on all of the parties hereto. All fees, costs and expenses incurred in retaining such independent accounting firm shall be paid in equal shares by Buyers and Sellers. Within ten (10) calendar days after (i) the completion of mutually agreed upon Closing Balance Sheets or (ii) the resolution of any dispute relating thereto submitted to an independent Big Six public accounting firm, whichever the case may be, the following Purchase Price Adjustment shall be paid by the parties:

          A. ADJUSTMENT PAID TO SELLERS. If the Net Book Value of the Transferred Assets minus the Assumed Liabilities of a Seller as shown on the Closing Balance Sheet of such Seller is greater by more than U.S.$10,000 than the Net Book Value of the Transferred Assets minus the Assumed Liabilities of such Seller as shown on the Interim Balance Sheet, then the difference between such Net Book Value amounts shall be paid to such Seller by the Buyer who is purchasing the Transferred Assets of such Seller.

          B. ADJUSTMENT PAID TO BUYERS. If the Net Book Value of the Transferred Assets minus the Assumed Liabilities of a Seller as shown on the Closing Balance Sheet of such Seller is less by more than U.S.$10,000 than the Net Book Value of the Transferred Assets minus the Assumed Liabilities of such Seller as shown on the Interim Balance Sheet, then the difference between such Net Book Value amounts shall be paid by such Seller to the Buyer of such Seller's Transferred Assets.

          C. METHOD OF PAYMENT AND ALLOCATION. The payment by either Sellers or Buyers under paragraphs A or B of this Section 3.01(b) (the
                                                          ---------------
                "Adjustment") shall be made by wire transfer of immediately available funds to a bank account designated in writing by the payee. The Adjustment paid to or by any Buyer shall be allocated to the Transferred Assets purchased by such Buyer in the manner set forth in Section 3.07 hereof.
                             ------------

     SECTION 3.02 DOCUMENTS OF SALE AND CONVEYANCE. The sale, conveyance, assignment, transfer and delivery of the Transferred Assets shall be effected by delivery by each Seller to each Buyer of (i) a duly executed bill of sale in substantially the form as Exhibit B attached
                          ---------
hereto (the "Bills of Sale"), (ii) assignments with respect to any real or personal property leases included in the Transferred Assets in substantially the form as Exhibit C attached hereto (the "Lease Assignments"), and assignments
        ---------
with respect to all patents, trademarks, service marks, copyrights and all applications therefor relating to the Business of Sellers in substantially the form as Exhibit D attached hereto (the "Instruments of Assignment"), and (iii)
        ---------
such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyers good and valid title to the Transferred Assets (the "Other Instruments").

     SECTION 3.03 BULK SALE; SALES AND TRANSFER TAXES. Bucyrus USA and Marion USA have agreed not to comply with the bulk transfer provisions of the Uniform Commercial Code Bulk Transfer laws as adopted in the State of Ohio and with any similar article under the Uniform Commercial Code enacted in any other jurisdiction in which any of the Transferred Assets are located. Except for the Assumed Liabilities, there shall be no liability or obligation of Buyers to Sellers' creditors arising from the sale by Sellers of the Transferred Assets to Buyers under the provisions of this Agreement. Any sales, use or similar transfer taxes, and any transfer, recording or similar fees and charges arising in connection with the transfer of the Transferred Assets from Sellers to Buyers (except those value added taxes for which Buyers would receive a full refund through input credits or similar credits; and except as otherwise set forth in
Section 6.14) shall be borne by Sellers.
------------

     SECTION 3.04 CLOSING DATE. Within fifteen (15) business days after the earlier of (i) expiration of the waiting period for completion of the transactions contemplated by this Agreement imposed by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or (ii) termination of such waiting period prior to its expiration (each of clause (i) and (ii) being hereinafter referred to as the "HSR Date"), and unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Article X, a closing
                                                        ---------
with respect to the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Global Industrial Technologies, Inc., 2121 San Jacinto Street, Suite 2500, Dallas, Texas 75201 (the "Closing Date"). If the Closing occurs later than five (5) calendar days after the HSR Date, Buyers shall pay to Sellers at Closing interest on the Purchase Price from the sixth
(6th) calendar day after the HSR Date through either (A) the fifteenth (15th) business day after the HSR Date or (B) the Closing Date, whichever first occurs, at the rate set forth in Bucyrus USA's Commitment Letter from PPM America Special Investments Fund, L.P. dated April 14, 1997.

     SECTION 3.05 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver to Buyers (unless delivered previously), the following:

          (a) copies of the resolutions of the board of directors of Parent and each Seller, and the resolution of the shareholders of each Seller authorizing the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby, and authorizing such party's officers, employees and agents to carry out and perform the terms and provisions hereof and thereof, certified by the corporate secretary of such party;

          (b) a copy of the Certificate of Incorporation (or comparable document) of Parent and each Seller, as amended to date, certified by the applicable government authority, and dated as of a date not more than ten (10) calendar days prior to the Closing Date, if such applicable government authority will issue such a certificate;

          (c) a certificate of good standing of Parent and each Seller issued by the applicable governmental authority for the jurisdiction in which such party is incorporated or, as to each Seller, is required to be qualified to transact business as a foreign corporation, dated not more than ten (10) calendar days prior to the Closing Date, if such applicable governmental authority will issue such a certificate;

          (d)   duly executed Bills of Sale;

          (e)   duly executed Lease Assignments;

          (f)   duly executed Instruments of Assignment;

          (g)   duly executed Other Instruments;

          (h) duly executed documents evidencing transfers of Permits, if transferable;

          (i) duly executed documents evidencing transfers of motor vehicles and registrations thereof;

          (j)   the officers' certificates referred to in Sections 8.01(a), (b)
                                                          ---------------------
                and (c) hereof;
                -------

          (k) the opinion of the General Counsel of Parent substantially in the form of Exhibit E attached hereto;
                            ---------

          (l)   the Books and Records of each Seller;

          (m) a duly executed lease agreement, substantially in the form of Exhibit G attached hereto, regarding the facilities located at 617 W. Center Street and 747 Perry Street, Marion, Ohio (collectively, the "Marion USA Facilities"); and

          (n) all other duly executed instruments and documents required by this Agreement to be delivered by Sellers or Parent to Buyers, and such other instruments and documents which Buyers or its counsel may reasonably request not inconsistent with the provisions hereof, so as to effectively transfer to Buyers all of Sellers' right, title and interest in and to the Transferred Assets as provided by this Agreement.

     SECTION 3.06 DELIVERIES BY BUYER. At the Closing, Buyers shall deliver to Sellers (unless delivered previously) the following:

          (a) copies of the resolutions of each Buyer's board of directors authorizing the execution, delivery and performance by each Buyer of this Agreement and the consummation by each Buyer of the transactions contemplated hereby, and authorizing each Buyer's officers, employees and agents to carry out and perform the terms and provisions hereof and thereof, certified by the corporate secretary of each Buyer;

          (b) a copy of the Certificate of Incorporation (or comparable document) of each Buyer, as amended to date, certified by the applicable government authority, and dated as of a date not more than ten (10) calendar days prior to the Closing Date, if such applicable government authority will issue such a certificate;

          (c) a certificate of good standing of each Buyer issued by the applicable governmental authority for each jurisdiction in which each Buyer is incorporated or, as to each Buyer other than Bucyrus USA, is required to be qualified to transact business as a foreign corporation, dated not more than ten (10) calendar days prior to the Closing Date, if such applicable governmental authority will issue such a certificate;

          (d)   the wire transfer or transfers referred to in Section 3.01
                                                              ------------
                hereof;

          (e)   the officer's certificates referred to in Sections 9.01(a),
                                                          -----------------
                (b) and (c) hereof;
                -----------

          (f) the opinion of Buyers' counsel, substantially in the form of Exhibit F attached hereto;
                ---------

          (g) a duly executed lease agreement, substantially in the form of Exhibit G attached hereto, regarding the Marion USA Facilities;
                ---------
                and

          (h) all other duly executed instruments and documents required by this Agreement to be delivered by Buyers to Sellers, and such other instruments and documents which Sellers or its counsel may reasonably request not inconsistent with the provisions hereof.

     SECTION 3.07 ALLOCATION OF PURCHASE PRICE. The sum of (i) the Purchase Price, (ii) the Purchase Price Adjustments (described in Section 3.01(b)
                                                         ---------------
hereof), and (iii) the amount of the Assumed Liabilities reflected in the Closing Balance Sheet (collectively, the "Basis") shall be allocated among the Transferred Assets as set forth in Schedule 3.07 attached hereto. Such
                                   -------------
allocation and Basis shall be conclusive and binding on both Buyers and Sellers for purposes of their federal and, where applicable, foreign, state and local income tax returns, and the parties hereto agree not to take positions on any tax return inconsistent with such allocation and Basis. Bucyrus USA and Marion USA shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Code to report such allocation and Basis.

     SECTION 3.08 EMPLOYEE MATTERS.

     (a) EMPLOYEES. On or prior to the Closing Date, each Seller shall terminate or cause to be terminated as of the Closing Date the employment of its respective employees (the "Sellers' Employees") or transfer them to other employment with Parent or an Affiliate of Parent. Sellers agree to cooperate with Buyers by permitting Buyers throughout the period prior to the Closing Date
(i) to meet with Sellers' Employees at such times as shall be approved by a representative of Sellers; (ii) to have access to the personnel files of Sellers' Employees; and (iii) to distribute to Sellers' Employees such forms and other documents setting forth the terms and conditions upon which employment, if any, by Buyers is offered and any other forms and documents relating to employment after the Closing Date by Buyers as Buyers may request.

     (b) SEVERANCE PAY. Sellers shall be responsible for all severance pay, severance benefits, and similar obligations arising under Sellers' plans, programs or contracts relating to the termination of such employees employment with Sellers on or prior to the Closing Date including, but not limited to, any and all severance pay and benefits provided for under any collective bargaining agreements or addendums thereto and which are Sellers' obligations under the addendum. Buyers agree not to permanently hire any of Sellers' Employees for a four (4) month period from the date such employee is terminated by Buyers from Buyers' temporary employment, unless Buyers reimburse Sellers for severance payments made to such employees. Subject to the Addendum (as defined below), determination as to the amount of severance pay and the eligibility requirements of severance shall be at the sole discretion of Sellers.

     (c) UNION EMPLOYEE COLLECTIVE BARGAINING AGREEMENTS. Bucyrus USA agrees to assume as of the Closing Date the collective bargaining agreements applicable to Marion USA union employees if such collective bargaining agreements include substantially the same terms as provided in Exhibit H attached hereto (the
                                            ---------
"Addendum"); provided, however, Bucyrus USA's assumption shall be only with respect to those obligations to be undertaken by Bucyrus USA (and not Sellers) under the terms of the Addendum. Bucyrus USA agrees to defend, indemnify, and hold Sellers harmless from any and all Damages arising out of the failure of Bucyrus USA to fulfill the express obligations of Bucyrus USA under the Addendum. Prior to the date hereof, Sellers shall provide Bucyrus USA with a list of all Sellers' union employees and their wage rates as of June 22, 1997. Sellers shall defend, indemnify and hold Buyers harmless from any and all Damages relating to or arising out of the collective bargaining agreements and Addendum, except for the specific obligations undertaken by Bucyrus USA above, or as Bucyrus USA may otherwise undertake in writing.

     (d) TEMPORARY EMPLOYEES. Prior to the Closing Date and subject to the Addendum, Buyers shall identify those Sellers' Employees to whom Buyers will offer temporary employment following the Closing Date. On or prior to the Closing Date, but contingent upon consummation of the Closing, Buyers shall offer to temporarily employ such employees as are identified by Buyers pursuant to the immediate preceding sentence on such terms and conditions as Buyers shall in Buyers' sole discretion determine (except that Bucyrus USA shall pay to Sellers or Sellers' insurer for each such employee temporarily employed who elects COBRA coverage under Sellers' medical plans, the COBRA premium for the periods such employee is temporarily employed with Bucyrus USA) provided, however, that each such employee shall be for all purposes, unless otherwise specified in this Agreement, a new employee of Buyers (collectively, "Temporary Employees") and each Temporary Employee's employment may be discontinued at the will of Buyers, at any time and for any reason with or without cause. Sellers understand and agree that Buyers will not assume, or accept any transfer of, any pension, bonus, profit sharing, stock option, or employee benefit plans, policies, programs or arrangements maintained by Sellers (or to which the Sellers contribute or are required to contribute) or which, prior to the Closing Date, cover any of Sellers' Employees. Further, Sellers shall retain sole responsibility for all such plans, policies, programs or arrangements and their related trusts, if any, and compliance with the provisions of ERISA, and all other applicable laws, rules and regulations. Buyers shall be solely responsible for the selection or non-selection of Sellers' Employees for offers of temporary employment with Buyers. Buyers shall indemnify, defend and hold harmless Sellers for any and all Damages relating to (i) selection or non-selection by Buyers of any Seller's Employee for an offer of temporary employment, or (ii) , without limiting any obligation of Sellers under this
Section 3.08, violation by Buyers of any laws applicable to the employment or
------- ----
termination by Buyers of those Sellers' Employees who accept offers of temporary employment by Buyers.

     (e) PERMANENT EMPLOYEES. To the extent Buyers hire on a permanent basis any of Sellers' Employees, Buyers shall be responsible for all future obligations relating to such of Sellers' Employees, including, without limitation, worker's compensation and future severance benefits. Buyers shall be solely responsible for the selection or non-selection of Sellers' Employees for offers of permanent employment with Buyers. Buyers shall indemnify, defend and hold harmless Sellers for any and all Damages relating to (i) selection or non-selection by Buyers of any Sellers' Employee for an offer of permanent employment, or (ii), without limiting any obligations of Sellers under this
Section 3.08, violation by Buyers of any laws applicable to the employment or
------------
termination by Buyers of those Sellers' Employees who accept offers of permanent employment by Buyers.

     (f) SELLERS' LIABILITY FOR SELLERS' EMPLOYEES. Sellers agree to defend, indemnify and hold Buyers harmless from and against any and all Damages which relate solely to periods of employment with Sellers, including suspension, layoff, termination or other cessation of employment of, Sellers' Employees with Sellers, including, without limitation, damages for wages, overtime or premium pay, back pay, front pay, reinstatement, medical and dental insurance, life insurance, worker's compensation or disability insurance, unemployment compensation benefits, pension benefits, retirement benefits, vacation or sick pay, severance pay or benefits, compensatory or punitive damages, or any other type or form of compensation, benefit or damage of any kind; provided, however, nothing herein is intended to relieve Buyers of their obligations under any law, including, without limitation, statutory, common or other with respect to offering employment to Sellers' Employees, the terms of such offer, the retention of such employees, or any promise or commitment Buyers make to Sellers' Employees, including, without limitation, crediting periods of employment with Sellers for purposes of eligibility and amount of benefits under any employee benefit plans of Buyers. Buyers agree to defend, indemnify and hold Sellers harmless from and against any and all Damages which otherwise arise out of Buyers' obligations in the preceding sentence.

     (g) WARN NOTICES. Sellers shall, on behalf of Sellers and Buyers, at least sixty (60) calendar days before closing the Marion USA Facilities, provide notices under the Worker Adjustment and Retraining Notification Act ("WARN") to all of Sellers' Employees (and appropriate government agencies and labor organizations) of a plant closing and loss of employment on the Closing Date. Sellers shall defend, indemnify and hold Buyers harmless from any and all Damages under WARN resulting from Sellers' termination of the employment of Sellers' Employees not employed by Buyers to the extent Sellers fail to provide the requisite sixty (60) day notice prior to the Closing Date or otherwise fail to properly notify other aforementioned parties entitled to notice.

     SECTION 3.09 MAIL RECEIVED AFTER CLOSING. On or after the Closing, Buyers may receive and open all mail addressed to Sellers and deal with the contents thereof in their discretion to the extent that such mail and the contents thereof relate to the Business or any of the Assumed Liabilities. Buyers agree to deliver or to cause to be delivered within seven (7) business days of receipt to Sellers all other mail received which is addressed to Sellers or Sellers' employees and which relates to Excluded Liabilities or which does not relate to the Transferred Assets, the Business of Sellers or the Assumed Liabilities.

     SECTION 3.10 PRORATION OF LEASE PAYMENTS, UTILITY CHARGES AND OTHER PAYMENTS. In any case where the Closing Date shall fall on a date other than the date on which payments are due with respect to (i) any leases or (ii) utility or similar regular periodic charges with respect to the Transferred Assets for which a final billing has not been requested by Sellers, any installment of rental payments and any such utility or similar charge payable with respect to the current period in which the Closing Date occurs shall be prorated between Sellers and Buyers on the basis of the actual number of days elapsed from the first day of such period to the Closing Date.

     SECTION 3.11 PRORATION OF TAXES.   All property taxes and special
assessments payable, but not yet due, with respect to any of the Transferred Assets shall be prorated between Sellers and Buyers on the basis of the actual number of days elapsed between the commencement of the current fiscal tax year and the Closing Date, based on a 365-day year and so reflected in the Closing Balance Sheet; provided, however, that all such assessments which Sellers have agreed to pay on an installment basis shall be paid in full at or prior to the Closing Date to the extent such installments are then due. In connection with such proration of taxes, in the event that actual tax figures for the year of Closing are not available at the Closing Date, an estimated, provisional proration of taxes shall be made using tax figures from the preceding year. When actual tax figures for the year of the Closing become available, a corrected and definitive proration of taxes shall be promptly made. In the event that taxes for the year of the Closing exceed the amount estimated in such provisional proration, Sellers shall pay Buyers their pro rata share of the amount by which the actual taxes exceed the estimated taxes. Similarly, in the event that taxes from the year of the Closing are less than the amount estimated in such provisional proration, Buyers shall pay Sellers their pro rata share of the amount by which the estimated taxes exceed the actual taxes.

                                  ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT

     SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT. For purposes of this Article IV, no specific representation or warranty shall limit the applicability of a more general representation or warranty. Exhibit I sets forth a complete and correct list of all officers and directors of Sellers and Parent.

     Sellers and Parent hereby represent and warrant (each Seller represents and warrants individually only as to those matters pertaining to the Business of such Seller, while Parent represents and warrants to all matters of each such Seller) to Buyers the following:

     (a) ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was incorporated, and has all requisite corporate power and authority to conduct the Business of such Seller as is now being conducted and to own and lease the properties and assets it now owns and leases. Each Seller is in good standing and is duly qualified or licensed as a foreign corporation in each jurisdiction in which the properties owned or leased by such Seller or the nature of the business of such Seller makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify would not have a material adverse effect on such Seller, the Business of such Seller or any of the Transferred Assets.

     (b) AUTHORITY. Each Seller and Parent have all requisite corporate power and corporate authority to execute, deliver and perform this Agreement and any other instruments, documents or agreements to be executed or delivered by them hereunder or in connection with the transactions contemplated hereby, and to carry out the transactions contemplated hereby and their obligations hereunder. Each Seller's Board of Directors and its sole shareholder and Parent's Board of Directors have duly authorized the execution and delivery of this Agreement by each Seller and Parent, respectively, and the consummation by each Seller and Parent, respectively, of the transactions contemplated hereby, and no other corporate action by any Seller or Parent is required by law, their Certificate of Incorporation (or comparable document), By-Laws or otherwise to authorize the execution and delivery by each Seller or Parent of this Agreement or the consummation by each Seller or Parent of the transactions contemplated hereby. This Agreement and any other agreement to be executed or delivered hereunder by any Seller and/or Parent is, or will be, a legal, valid and binding obligation of such Seller or Parent, enforceable against it/them in accordance with its terms (subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law)).

     (c) NO VIOLATION. Neither the execution and delivery by Sellers or Parent of this Agreement nor the consummation by Sellers or Parent of the transactions contemplated hereby (i) will result in any violation of, or be in conflict with, the Certificate of Incorporation (or comparable document) or Bylaws of any Seller or Parent; (ii) will, to Sellers' Knowledge, result in any breach of or default under any provision of, or give any third party the right to cancel, any contract or agreement of any kind to which any Seller or Parent is a party or which is applicable to any Seller, Parent, the Business of any Seller, or the Transferred Assets; (iii) is prohibited by or requires any Seller to obtain any consent, authorization or approval of, or make any filing or registration with, any governmental or regulatory agency or authority which has not been obtained, except for the approvals contemplated by Section 6.03 herein; (iv) will require
                                         ------------
the consent of any third party, except as set forth on Schedule 4.01(c); or (v)
                                                       ----------------
will violate any judgment, decree, order, writ, injunction, statute, regulation or rule of any court or governmental authority having jurisdiction over any Seller or Parent, in each case ((ii) - (v)), if such would have a material adverse effect on the Business of Sellers, taken as a whole, or each Seller's ability to perform the terms of this Agreement.

     (d) BROKERS. Neither Sellers nor Parent have employed any broker, agent or finder in connection with any transaction contemplated by this Agreement other than The Beacon Group.




     (e) FINANCIAL STATEMENTS.

         (i) Sellers have previously delivered to Buyers copies of Sellers' unaudited consolidated balance sheets as of October 31, 1992, 1993, 1994, 1995 and 1996, and the related statements of income for the fiscal years then ended. The aforesaid financial statements are hereinafter referred to collectively as the "Historical Financial Statements." The Historical Financial Statements have been extracted from the audited financial statements of Parent, and, subject to the statements contained in the draft management representation letter to Arthur

Andersen attached hereto as Exhibit J, fairly present the financial position of
                            ---------
Sellers as of the effective dates of, and for the periods covered by, such Historical Financial Statements.

          (ii) Attached hereto as Schedule 4.01(e)(ii) is the unaudited
                                  --------------------
consolidated balance sheet of Sellers as of January 31, 1997 (the "Interim Balance Sheet"), and the related statements of income, stockholders' equity and changes in financial position of Sellers for the year to date and month then ended (collectively, the "Interim Financial Statements").

          (iii) The Historical Financial Statements: (A) have been prepared from, and are consistent with, the books and records of Sellers and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") as consistently applied by Sellers during the periods covered thereby; and (B) fairly present the financial condition, results of operations and cash flows of Sellers, as a whole, as of the dates and for the periods stated therein.

     (f)  TITLE TO PROPERTY AND RELATED MATTERS.

          (i) Except as set forth in Schedule 4.01(f)(i), each Seller will have,
                                     -------------------
as of the Closing Date, good and marketable title to all of such Seller's Transferred Assets which it owns or purports to own, including, without limitation, the properties and assets reflected on the Closing Balance Sheet, free and clear of any Encumbrances except Permitted Encumbrances.

          (ii) Schedule 4.01(f)(ii)  sets forth a complete and correct list of
               --------------------
all real property leases to which any Seller is a party (either as lessee or lessor) and which are to be assigned to and assumed by Buyers) (the "Leased Property"), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options. Each Seller has previously made available to Buyers complete and correct copies of each lease (and any amendments thereto) listed in Schedule 4.01(f)(ii). Each such lease is in full
                              --------------------
force and effect; all lease payments due to date on any such lease have been paid, and neither Sellers nor, to Sellers' Knowledge, any other party is in default in any material respect under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by any Seller or, to Sellers' Knowledge, any other party under such lease; there are no disputes or disagreements between any Seller and, to Sellers' Knowledge, any other party with respect to any such lease. The structures, plants, improvements, systems (including, without limitation, electrical, plumbing, fire prevention, lighting, air conditioning, heating, ventilation, and elevator) and fixtures located on each such parcel of Leased Property conform in all material respects with all federal, state and local statutes and laws and all ordinances, rules, regulations and similar governmental and regulatory requirements where the failure to so conform has had, or could have, a material adverse effect, and are in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of Leased Property, in view of the purposes for which it is currently used, conforms with all material covenants or restrictions of record, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each item of Leased Property to the extent required by law, and Sellers have no Knowledge of any proposed change in any such governmental or regulatory requirements or in any such zoning requirements. Each Seller has all material easements, rights-of-way and similar rights necessary to conduct its business as presently conducted, and
(A) all such easements and rights are valid, binding and in full force and effect, and neither Sellers nor, to Sellers' Knowledge, any other party thereto is in default thereunder; and (B) there exists no event or condition affecting Sellers or, to Sellers' Knowledge, any other party thereto, which, with the passage of time or notice or both, would constitute a material default thereunder. No such easement or right will be breached by, nor, to Sellers' Knowledge, will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

          (iii)  Except as set forth in Schedule 4.01(f)(iii), all material
                                        ---------------------
items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property owned or used by each Seller and to be transferred to Buyers are adequate for the operations of the Business of such Seller as presently conducted and are (A) in good operating condition and repair, ordinary wear and tear excepted, and (B) owned outright by each Seller, or validly leased by each Seller under one of the leases set forth in Schedule 4.01(f)(ii). Except as set
                                            --------------------
forth in Schedule 4.01(f)(iii), no item of tangible personal property owned or
         ---------------------
used by any Seller and to be transferred to Buyers is subject to any conditional sale agreement, installment sale agreement or title retention or security agreement or arrangement of any kind.

          (iv) Schedule 4.01(f)(iv) sets forth a complete and correct list and
               --------------------
summary description of all tangible personal property leases to which any Seller is a party (either as landlord or tenant) and which are to be assigned to and assumed by Buyers. Each Seller has previously made available to Buyers complete and correct copies of each lease (and any amendments thereto) listed in Schedule
                                                                        --------
4.01(f)(iv).  Except as set forth in Schedule 4.01(f)(iv): (A) each such lease
-----------                          --------------------
is in full force and effect; (B) neither Sellers nor, to Sellers' Knowledge, any other party is in default in any material respect under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by such Seller or, to Sellers' Knowledge, any other party under such lease; and (C) there are no material disputes or disagreements between such Seller and, to Sellers' Knowledge, any other party with respect to any such lease.

          (v) The Transferred Assets constitute all of the assets required (other than the Retained Assets) for the Business of each Seller as presently conducted.

     (g) COMPLIANCE WITH APPLICABLE LAW. To Sellers' Knowledge, each Seller has complied in all material respects with all laws (other than environmental laws), rules, regulations, ordinances, codes, orders, judgments, injunctions, writs or decrees of any court or governmental body which are applicable to the Business of such Seller, the noncompliance with which would have a material adverse effect on the Business of such Seller, taken as a whole, or the Transferred Assets, or on such Seller's ability to perform the terms of this Agreement. Neither Sellers nor Parent have received any notice alleging any such violation, nor does any Seller or Parent have any Knowledge of any inquiry, investigation or proceeding relating thereto.

     (h) TAXES. Each Seller has (i) timely filed all returns and reports required to be filed by it on or before the Closing Date with respect of Taxes,
(ii) paid or contested all Taxes shown to have become due pursuant to such returns and (iii) paid or contested all other Taxes for which a notice of assessment or demand for payment has been received, except to the extent that the failure by such Seller to have done so could not have a material adverse effect on the Business of Sellers, taken as a whole, or each Seller's ability to perform the terms of this Agreement. Except as set forth in Schedule 4.01(h):
                                                             ----------------
(A) there are no actions or proceedings currently pending or, to Sellers' Knowledge, threatened against such Seller by any governmental authority for the assessment or collection of Taxes; (B) no claim for the assessment or collection of Taxes has been asserted or, to Sellers' Knowledge, threatened, against such Seller; and (C) there are no matters under discussion by such Seller with any governmental authority regarding claims for the assessment or collection of Taxes against such Seller. There are no agreements, waivers, or applications by such Seller for an extension of time for the assessment or payment of any Taxes.

     (i) CONTRACTS AND COMMITMENTS.

         (i)  Except as set forth in Schedule 4.01(i) (or in any other
                                     ----------------
     Disclosure Schedule) no Seller is a party to, or subject to:

              (A) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, other than Sales Orders and Purchase Orders (as hereinafter defined), which involves annual expenditures or receipts by any Seller of more than $10,000;

              (B) any contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice;

              (C)  any license agreement (other than those listed on Schedule
                                                                     --------
                   4.01(j));
                   -------

              (D) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of any Seller;

              (E) any warranty, indemnity or guaranty issued by any Seller, except with regard to obligations imposed as a matter of law;

              (F) any contract, arrangement or understanding granting to any person the right to use any material item of property or property right of any Seller;

              (G) any outstanding offer or commitment to enter into any contract or arrangement of the nature described in subsections (A) through (F) of this Section 4.01(i).
                                                       ---------------

     For purposes of this Agreement, the term "Sales Orders" shall mean those purchase orders of each Seller's customers (including distributors) and other contracts for the sale of each Seller's products and services received or entered into by each Seller from or with its customers in the ordinary course of business; and the term "Purchase Orders" shall mean those purchase orders of each Seller and other contracts and commitments issued or entered into by such Seller to or with its suppliers and vendors for the purchase of goods, products and supplies in the ordinary course of business.

              (ii) Sellers have previously delivered to Buyers complete and correct copies of each written contract or agreement (and any amendments thereto) listed on Schedule 4.01(i) or identified in any other Disclosure
                   ----------------
Schedule, and a complete and correct description of each oral contract to which any Seller is a party or bound and which is listed on Schedule 4.01(i) or in any
                                                      ----------------
other Disclosure Schedule. Except as set forth in Schedule 4.01(i): (A) each
                                                  ----------------
such contract and all Sales Orders and Purchase Orders (the "Contracts") are in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally; (B) neither Sellers nor, to Sellers' Knowledge, any other party is in default under any such Contract in which such default is likely to result in Damages to the non-defaulting party in excess of U.S.$25,000, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by any Seller or by any other party; and (C) there are no material disputes or disagreements between any Seller and any other party with respect to any such Contract.

     (j)      INTANGIBLE ASSETS. Schedule 4.01(j) sets forth a complete and
                                 ----------------
correct list of all Intangible Assets and all licenses and other agreements allowing Sellers to use the intangible rights of third parties (the "Licensed Intangible Rights") in the United States or foreign countries. Except as set forth on Schedule 4.01(j) and except for those Intangible Assets that have
         ----------------
irretrievably lapsed, expired or been canceled as of the date of this Agreement, including, without limitation, those Intangible Assets that have irretrievably lapsed, expired or been canceled due to expiration of a time limit for recordation of a transfer of ownership required in the respective jurisdiction or county: (i) Sellers are the owner of, and have good and marketable title to, all of the Intangible Assets free and clear of all Encumbrances, and (ii) no governmental registration of any of the Intangible Assets or Licensed Intangible Rights has lapsed, expired or been canceled, opposed or become the subject of a re-examination request. Except as set forth in Schedule 4.01(j): (A) there are
                                               ----------------
no licenses, agreements or commitments outstanding or effective granting any other person any right to use, operate under, license or sublicense the Intangible Assets, and (B) to Sellers' Knowledge, neither the use of the Intangible Assets, nor the use of the Licensed Intangible Rights, infringes upon or conflicts with the intellectual property rights of any person. Except as disclosed in Schedule 4.01(j): (X) there are no unresolved claims, and, to
             ----------------
Sellers' Knowledge, there is no basis for any claim challenging the ownership, scope, validity or enforceability of any of the Intangible Assets or Licensed Intangible Rights; and (Y) there are no instances where it has been held, claimed, or alleged, whether directly or indirectly, and there is no basis which in the good faith opinion of Sellers are likely to prevail upon which a claim may be made, that any of the Intangible Assets or Licensed Intangible Rights infringes upon or conflicts with the rights of any third party, or that any activity of any third party infringes upon or conflicts with any of the Intangible Assets or Licensed Intangible Assets.

     (k) LITIGATION.  Except as set forth on Schedule 4.01(k), there are no
                                             ----------------
suits, proceedings (including, without limitation, arbitral and administrative proceedings), claims, or actions pending or any governmental inquiries, investigations or audits pending, and, to Sellers' Knowledge, none of the foregoing are threatened against or affecting any Seller, the Transferred Assets or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Body. Except as set forth on
Schedule 4.01(k), there is no judgment, order, writ, injunction, decree or award
----------------
(whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which any Seller is a party and involving the Transferred Assets, which is unsatisfied or which requires continuing compliance therewith by any Seller.

     (l) PERMITS, LICENSES, ETC.  Schedule 4.01(l) sets forth all material
                                  ----------------
approvals, authorizations, consents, licenses, filings, orders and permits of all governmental and regulatory authorities (collectively, "Licenses") held by or granted to any Seller. Except as disclosed in Schedule 4.01(l), each of the
                                                  ----------------
Licenses is in full force and effect.  Schedule 4.01(l) indicates those Licenses
                                       ----------------
which are assignable to Buyers without the consent of the issuers thereof. Except as disclosed in Schedule 4.01(l), no Seller has received a notice of any
                       ----------------
action to terminate or change any provision of any License. The Licenses set forth in Schedule 4.01(l) include all such approvals, authorizations, consents,
         ----------------
licenses, filings, orders and permits which are required for the ownership of the Transferred Assets and the conduct of the Business of each Seller as it is presently conducted, the absence of any of which, if not obtained, would have a material adverse effect on such Seller, the Business or the Transferred Assets taken as a whole.

     (m) BOOKS AND RECORDS. Each Seller maintains its books, accounts, and records (including, but not limited to, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect accurately and fairly the transactions and dispositions of its assets, liabilities and equities.


     (n)  NO MATERIAL ADVERSE CHANGE.

          (A) Since the date of the Interim Balance Sheet, each Seller has carried on its business in the ordinary course and consistent with past practice. Except as set forth in Schedule 4.01(n), and except to the extent
                                  ----------------
such would not have a material adverse effect of such Seller, the Business of such Seller or the Transferred Assets taken as a whole, since the date of the Interim Balance Sheet, no Seller has:

          (i) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practice;

          (ii) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, exceeding $10,000 individually or in the aggregate;

          (iii) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

          (iv) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

          (v) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

          (vi) made any change in any accounting principle or practice or in its method of applying any such principle or practice; or

          (vii) entered into any agreement or commitment to do any of the foregoing.

          (B)   Except as set forth in Schedule 4.01(n), and except to the
                                       ----------------
extent such would not have a material adverse effect on Sellers, the Business of Sellers taken as a whole, or the Transferred Assets taken as a whole, since the date of the Interim Balance Sheet, Sellers have not, taken as a whole, experienced any material adverse change in their financial condition, results of operations, cash flows, assets, liabilities, Business or operations.

     (o)  PRODUCT WARRANTIES AND PRODUCT LIABILITIES. Schedule 4.01(o) contains
                                                      ----------------
a true, correct and complete copy of Sellers' standard warranty or warranties for sales of the products of the Business of such Sellers. To Sellers' Knowledge, Schedule 4.01(o) sets forth a complete and correct list of each
           ----------------
Seller's outstanding warranty obligations and claims on all of such Seller's material machine contracts. Schedule 4.01(o) lists and describes in summary form
                            ----------------
all claims made or, to Sellers' Knowledge, threatened during the five (5) year period preceding the date of this Agreement alleging personal injury or property damage relating to the products of the Business.

     (p)  ACCOUNTS RECEIVABLE.  Except as set forth in Schedule 4.01(p), all
                                                       ----------------
accounts receivable reflected in the Interim Balance Sheet or to be reflected in the Closing Balance Sheet, represent valid claims for bona-fide, arms-length sales of goods or services actually made by each Seller in the ordinary course of such Seller's Business, and none of the accounts receivable is subject to any set-off or counterclaim or is in dispute. Except as set forth in Schedule 4.01(p), to Sellers' Knowledge, no accounts
                       ----------------
receivable to be reflected in the Closing Balance Sheet will be past due according to their terms and all accounts receivable will be collectible in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof (net of the allowance for uncollectible accounts).

     (q) INVENTORY. The items comprising the inventory, whether reflected in the Interim Balance Sheet or to be reflected in the Closing Balance Sheet, are, or will be, accounted for on a lower of cost first-in, first-out or market basis consistently applied. Except as set forth in Schedule 4.01(q), the inventory of
                                              ----------------
Sellers reflected in the Interim Balance Sheet or to be reflected in the Closing Balance Sheet does not, and will not, include any items which are obsolete or not usable or salable in the ordinary course of such Seller's Business, except those items the values of which have been written down in the above-described balance sheets to net realizable value or with respect to which adequate reserves have been provided in the above-described balance sheets, in either case in accordance with generally accepted accounting principles as consistently applied by Sellers.

     (r) TRANSACTIONS WITH AFFILIATES. Except for compensation to officers and routine travel advances to officers and employees, Schedule 4.01(r) contains an
                                                   ----------------
accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect between any Seller and any Affiliate.

     (s) RELIANCE. The representations and warranties of Sellers and Parent made in this Agreement are made by Sellers and Parent with the knowledge and expectation that Buyers are placing reliance thereon in entering into, and performing their obligations under this Agreement.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES BY BUYERS

     SECTION 5.01 REPRESENTATIONS AND WARRANTIES BY BUYERS. Buyers hereby represent and warrant the following:

     (a) ORGANIZATION AND GOOD STANDING. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. Each Buyer is duly qualified or licensed as a foreign corporation in each jurisdiction in which the property owned or leased by such Buyer or the nature of the business of such Buyer makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a material adverse effect on such Buyer.

     (b) AUTHORITY. Each Buyer has all requisite corporate power and corporate authority to execute, deliver and perform this Agreement and any other instruments, documents or agreements to be executed or delivered by it hereunder or in connection with the transactions contemplated hereby, and to carry out the transactions contemplated hereby and its obligations hereunder. Each Buyer's board of directors has duly authorized the execution and delivery of this Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated hereby, and no other corporate action by such Buyer is required by law, its Certificate of Incorporation (or comparable document), By-Laws or otherwise to authorize the execution and delivery by such Buyer of this Agreement or the consummation by such Buyer of the transactions contemplated hereby.

     (c) NO VIOLATION. Neither the execution and delivery by any Buyer of this Agreement nor the consummation by any Buyer of the transactions contemplated hereby (i) will violate the Certificate of Incorporation (or comparable document) or Bylaws of any Buyer, (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which any Buyer is a party or by which any Buyer is bound, (iii) is prohibited by or requires any Buyer to obtain any consent, authorization or approval of, or make any filing with, any governmental agency or authority which has not been obtained, except for the approval contemplated by Section 7.01 herein, or (iv) will
                                        ------------
violate any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority having jurisdiction over any Buyer, in each case in such a way as would have a material adverse effect on any such Buyer's ability to perform the terms of this Agreement. This Agreement and any other agreement to be executed or delivered hereunder by any Buyer is, or will be, a legal, valid and binding obligation of such Buyer, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law)).

     (d) BROKERS. No Buyer has employed any broker, agent or finder in connection with any transaction contemplated by this Agreement.

     (e) FINANCIAL CAPABILITY. Each Buyer has, and will have as of the Closing Date, the financial resources to perform its obligations under this Agreement, including all necessary financial resources to pay the Purchase Price and perform or meet any other obligations of each Buyer hereunder.



                                  ARTICLE VI
                             AGREEMENTS BY SELLERS

     SECTION 6.01 CONDUCT OF THE BUSINESS OF SELLERS PRIOR TO CLOSING. Sellers covenant and agree with Buyers that, between the date hereof and the Closing Date (except as otherwise agreed in writing by the Buyers):

          (a) The Business of Sellers shall be conducted in the ordinary course and consistent with past practice;

          (b) Sellers shall use their best efforts to preserve the assets, business and goodwill of Sellers, and shall endeavor to keep available the services of the present employees of Sellers, provided that Sellers shall not be authorized (without the prior written consent of Buyers) to make any commitment on behalf of Buyers;

          (c) Sellers shall not enter into any contract or commitment, or series of related contracts or commitments (except for Purchase Orders and Sales Orders) unless each such contract or commitment, or series of related contracts or commitments, (i) arises in the ordinary course of business, or (ii) involves expenditures or revenues of less than $25,000 in the aggregate;

          (d) Sellers shall promptly, after obtaining Knowledge of the following, advise Buyers in writing of (i) the commencement or threat of any suit, proceeding or investigation against, relating to, or involving Sellers or which could otherwise affect the Transferred Assets or the Business of Sellers, whether or not covered by insurance; (ii) any material adverse change in the assets, liabilities, financial condition, business or operations of Sellers; and (iii) any event, condition or state of facts which will, or may, result in the failure to satisfy any of the conditions in Article VIII hereof;
                                                 ------------

          (e) Sellers shall not create, or permit to become effective, any Encumbrance on the assets, tangible or intangible, of Sellers, except in the ordinary course of business consistent with past practice;

          (f) Sellers shall maintain their current liability, casualty, property and other insurance coverages in full force and effect without reduction in coverage;

          (g) Sellers shall not make any change in the accounting principles or practices reflected in the Interim Balance Sheet or in their methods of applying such principles or practices; and

          (h) Sellers shall not enter into any agreement or commitment to do any of the foregoing.

     SECTION 6.02 SUPPLYING OF INFORMATION. Sellers shall promptly furnish to, or provide access to, Buyers or their representatives, from time to time as reasonably requested by Buyers, complete and accurate information in cooperation with any audit, review, investigation or examination of the Books and Records, assets and operations of Sellers. In connection therewith,

Sellers shall direct and authorize their accountants to make available to Buyers and their accountants all working papers reasonably requested by Buyers. Sellers shall also allow Buyers or their representatives to have full and complete access to the assets and properties of Sellers, provided that Buyers' investigation shall occur at such times and in such a manner as Sellers reasonably determine to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement and to avoid unreasonable disruption of the Business.

     SECTION 6.03 ANTITRUST NOTIFICATION.

          (a) HART-SCOTT-RODINO. Sellers shall cooperate with Buyers in filing, as promptly as practicable after the execution of this Agreement, all reports, notifications and other information in connection with this transaction pursuant to the HSR Act or any other applicable federal, state or foreign notification requirement, and shall use their best efforts to respond as promptly as practicable to all inquiries from Government Bodies relating to the transactions contemplated by this Agreement and to cause an early termination of the waiting period established by the HSR Act.

          (b) FOREIGN. Buyers and Sellers shall use their best efforts to obtain, as soon as practicable after the date of this Agreement, all approvals, authorizations or no-action letters in Australia and South Africa in connection with the transactions contemplated herein with Marion Australia and Marion South Africa, respectively.

     SECTION 6.04 OTHER TRANSACTIONS. Prior to the Closing Date, neither Sellers nor any of Sellers' officers, directors, stockholders or other representatives, shall, directly or indirectly, solicit or initiate discussions or negotiations with, or provide any information or assistance to, any corporation, partnership, person, or other entity or group (other than Buyers and their representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving Sellers.

     SECTION 6.05 DISCHARGE OF LIENS. Sellers shall cause all Encumbrances on any real or personal property owned by or leased to Sellers which is included in the Transferred Assets (other than Permitted Encumbrances and Encumbrances otherwise permitted by this Agreement such as related to the Assumed Liabilities) to be terminated or otherwise discharged at or prior to the Closing.

     SECTION 6.06 NAME CHANGE. On the Closing Date, Marion USA, Marion Australia and Marion South America, S.A., a Chilean corporation, shall each change its corporate name so that it is not similar to its current corporate name and shall terminate all of its assumed name filings. After the Closing Date, Parent and Sellers shall cease using the name "Marion" and any names similar thereto.

     SECTION 6.07 TAXES. Sellers shall be responsible for, and shall promptly cause to be paid when due, all Taxes (including, but not limited to, any reserve for Taxes accrued on Sellers' books) attributable to income or other gain accrued, earned or otherwise generated by Sellers for all time periods up to and including the Closing Date. Sellers shall be responsible for, and shall pay when and if due, except as provided in Section 3.03 herein, all applicable sales, transfer, excise, use, documentary stamps or any other similar taxes or stamp duties which may be imposed in any jurisdiction, or by any authority, in connection with, or arising from the sale of the Transferred Assets. Except as provided in Section 3.03 herein, Sellers shall prepare and file all appropriate sales, transfer, excise, use, documentary stamps and other tax returns and other documents and shall make timely payment of any sales, transfer, excise, use and other taxes due in any jurisdiction in connection with the transactions contemplated hereunder.

     SECTION 6.08 BEST EFFORTS. Sellers agree that, prior to the Closing, they shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.09 CONSENTS. At or prior to the Closing, Sellers shall endeavor to obtain all written consents and releases from parties whose consent is necessary to the assignment by Sellers to Buyers of the contracts, agreements, and arrangements agreed to be assigned to and assumed by Buyers prior to Closing. In the case of contract rights which, at the Closing Date, have not been effectively transferred due to the lack of consent of third parties, Sellers shall, if such consents are unobtainable, use their best efforts to make available to Buyers the benefits thereof in some other manner.

     SECTION 6.10 REPURCHASE OF ACCOUNTS RECEIVABLE. After the Closing, Buyers agree to use their normal and customary collection procedures (excluding institution of litigation) as in effect on the Closing Date, to collect the accounts receivable of Sellers existing on the Closing Date and reflected on the Closing Balance Sheet (the "Transferred Receivables"). In the event any Transferred Receivables remain uncollected in whole or in part, above the amount reserved for on the Closing Balance Sheet, on the later of one hundred fifty calendar (150) days after (i) the Closing; or (ii) after the time which such Transferred Receivable was due and payable according to its terms, Sellers shall repurchase from Buyers such uncollected Transferred Receivables at a purchase price equal to ninety percent (90%) of the difference between (x) the aggregate uncollected face amount of the Transferred Receivables, minus (y) the reserve for uncollectible receivables on the Closing Balance Sheet.

     SECTION 6.11 BOOKS AND RECORDS. Parent and Sellers agree to permit Buyers, upon the request of Buyers at any time within seven (7) years after the Closing Date, to inspect and copy at Buyers' expense, all books and records not included as part of the Books and Records during regular business hours in order to permit Buyers to (i) prepare for, dispute or respond to any claim, lawsuit or proceeding relating to Sellers' Business for which Buyers are responsible under this Agreement, including, without limitation, audits in connection with tax returns or proceedings under the Internal Revenue Code, and (ii) comply with governmental requirements applicable to Buyers or any of their Affiliates; provided, however, that any such inspection pursuant to this Section 6.11 shall be conducted in such a manner so as not to
                 ------------
unreasonably disrupt Sellers' or Parent's business. Parent and Sellers also agree that they shall not destroy any such books and records for a period of seven (7) years after Closing without first notifying Buyers.

     SECTION 6.12 NON-COMPETITION. Parent and Sellers agree that for a period of three (3) years following the Closing Date, none of them will directly or indirectly engage anywhere throughout the world in any business which competes with the Business. The preceding prohibition shall not prohibit Parent or Sellers from (i) acquiring a competing business as part of a larger acquisition, provided that the sales of the competing business constitute less than twenty-five (25%) percent of the overall sales of the acquired business, or (ii) selling parts or components of the type previously sold by Sellers, but which were not manufactured by Sellers.

     SECTION 6.13 ENVIRONMENTAL LIABILITIES. Sellers and Parent, jointly and severally, agree to hold harmless, defend, and indemnify Buyers from and against any and all Third Party Claims (as hereinafter defined) against Buyers, and all Damages related thereto, against Buyers regarding environmental liabilities and obligations arising from or directly or indirectly relating to (i) Sellers' operation of the Business prior to the Closing Date; and (ii) Buyers' temporary operation of the Marion USA Facilities and the facilities leased by Marion Australia and Marion South Africa after the Closing, except (and only to the extent) such liabilities or obligations (described in this clause (ii)) result from the failure of Buyers to comply with any environmental laws applicable to activities of Buyers on the premises of the Marion USA Facilities or the leased facilities of Marion Australia and Marion South Africa. The obligation of Sellers and Parent to indemnify, defend and hold harmless Buyers from and against any such Damages relating to these Excluded Liabilities shall not be subject to the maximum indemnification limits set forth in Section 11.07 hereof.
                                                           -------------

     SECTION 6.14 INTANGIBLE ASSETS. Sellers shall promptly provide, or cause to be provided, to Buyers all pertinent facts and documents relating to the Intangible Assets and legal equivalents as may be known or accessible to Sellers, and Sellers shall testify, at Buyers' expense, as to the same in any interference, opposition, litigation or other proceeding related thereto and shall promptly execute and deliver to Buyers or their legal representatives any and all lawful recordable assignments (provided by Buyers to Sellers) required to record all transfers of title and any owner name changes for the Intangible Assets, including, but not limited to, any and all such assignments and name changes required to record all transfers of title from the last recorded owner to the Buyers with the appropriate governmental agencies, such as patent and trademark offices worldwide. Sellers and Parent, jointly and severally, shall indemnify Buyers for all costs including, but not limited to, attorney's fees, foreign associate fees and government fees required for recording in the respective governmental agencies all transfers of title and owner name changes from the last recorded owner to the Sellers with respect to the Intangible Assets being transferred to the Buyers (except for those Intangible Assets which have irretrievably lapsed, expired or been canceled as of the date of this Agreement, including, without limitation, those Intangible Assets that have irretrievably lapsed, expired or been canceled due to expiration of a time limit for recordation of a transfer of ownership required in the respective jurisdiction or country).

                                  ARTICLE VII
                             AGREEMENTS BY BUYERS

     SECTION 7.01 HART-SCOTT-RODINO ANTITRUST NOTIFICATION. Buyers shall cooperate with Sellers in filing, as promptly as practicable after the execution of this Agreement, all reports, notifications and other information required to be filed in connection with this transaction pursuant to the HSR Act or any other applicable federal, state or foreign notification requirement and shall use their best efforts to respond as promptly as practicable to all inquiries from Government Bodies relating to the transactions contemplated by this Agreement and to cause an early termination of the waiting period established by the HSR Act.

     SECTION 7.02 ACCESS TO PERSONNEL. After the Closing, Buyers and their Affiliates shall allow Sellers and Sellers' accountants, counsel and other representatives reasonable access from time to time during normal business hours, at Sellers' sole cost and expense, to employees of Buyers, including those employees of the Business of Sellers on the Closing Date who become employees of Buyer after the Closing Date, for such reasonable purposes as Sellers may request, including, without limitation, access to such personnel for information, testimony, statements and other similar matters pertaining to litigation, claims (including workers' compensation claims), proceedings, tax contests, audits and other matters involving Sellers' operation of the Business of Sellers on or prior to Closing; provided, however, that such access does not unreasonably disrupt Buyers' business.

     SECTION 7.03 MAINTENANCE OF RECORDS. Buyers and their affiliates shall keep and maintain, for a period of seven (7) years after the Closing Date, all Books and Records relating to the Business acquired pursuant to the transactions contemplated in this Agreement. Upon request, Buyers shall make the Books and Records available to Sellers or their designated representatives for inspection and copying, at Sellers' expense, during regular business hours in order to permit Sellers to (i) prepare for, dispute or respond to any claim, lawsuit or proceeding, including, without limitation, audits in connection with tax returns or proceedings under the Internal Revenue Code and (ii) comply with governmental requirements applicable to Sellers or any of their affiliates; provided, however, that any such inspection pursuant to this Section 7.03 shall be
                                                   ------------
conducted in such a manner so as not to unreasonably disrupt Buyers' business.

     SECTION 7.04 BEST EFFORTS. Buyers agree that, prior to the Closing, they shall use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 7.05 GENERAL WARRANTY OBLIGATIONS (OTHER THAN PLANETARY SWING-DRIVE SYSTEM).

     (a) PAYMENT RESPONSIBILITIES. Sellers shall transfer at the Closing to Buyers the warranty reserve as reflected on the Closing Balance Sheet (the "Warranty Reserve"). Except with respect to expenses incurred by Sellers for the repair and modification of the Planetary Swing-Drive Systems on the Walking Draglines (as defined in Section 7.06 below), to the extent Buyers incur
                         ------------
Warranty Expense for the repair and modification of equipment under a warranty which was delivered by Sellers prior to the Closing Date, Buyers shall credit all such Warranty Expense against the Warranty Reserve.

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

     Bucyrus USA shall administer the post-Closing warranty obligations of Sellers which are the subject of this Section 7.05 and use its best efforts
                                           ------------
     to attempt to resolve the claims thereunder in accordance with customary business practices in the industry.

     (b)  NOTIFICATION.

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

     (c) DISPUTES. Unless Sellers and Parent object in writing within five (5) business days of receipt of the notice described in Section 7.05(b) above,
                                                    ---------------
Sellers and Parent shall reimburse Buyers for the cost of such work performed by Buyers in accordance with the method set forth in Section 7.05 (a) above. In
                                                  ----------------
the event Sellers and Parent, within such period, object in writing, the dispute shall be submitted to an arbitrator mutually agreed to by the parties for final and binding arbitration. If the parties cannot agree to an arbitrator within thirty (30) calendar days, each of Sellers and Buyers shall designate within the following thirty (30) calendar days an arbitrator (who has no personal or financial interest in the parties or the outcome of the arbitration and who is experienced in the matters of the type disputed), which arbitrators shall select
a third arbitrator.   The parties shall instruct the arbitrator or arbitrators
to render their award within ninety (90) calendar days after having been appointed. The arbitrators shall have discretion to determine the procedural rules for the arbitration. In the event that the arbitrator(s) determine that all or any portion of the warranty work performed by Buyers was not justified in view of Sellers' legal obligations to the customer, Buyers shall be responsible for all Warranty Expenses in excess of the amount so determined to be justified. In the event the arbitrator(s) determine that all or any part of the work performed by Buyers was justified in view of Sellers' legal obligations, Sellers shall pay for all Warranty Expenses so determined to be justified. The parties shall pay the fees and disbursements of the arbitrator(s) in the manner (and in the amounts assigned to each party) as determined to be appropriate by the arbitrator(s).

     (d) INDEMNIFICATION. The parties agree that Warranty Expenses paid (reimbursed) by Sellers to Buyers under this Section 7.05 shall apply against
                                             ------------
the maximum indemnification limits set forth in Section 11.07 hereof.
                                                -------------

     SECTION 7.06

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

      (c) SERVICES AND REPAIRS. In the event a Seller or Parent agrees with a customer to perform any repair or modification with respect to an Issue, such services shall be performed by Buyers only if a Seller or Parent, in its sole and absolute discretion, request the Buyers in writing to perform such work. Parent and Sellers shall reimburse Buyers for the Warranty Expenses incurred by Buyers in performing the work so requested by Parent or any of Sellers.

     (d) THIRD PARTY CLAIMS. In the event any claims are asserted in connection with an Issue ("Litigation"), Parent and Sellers, subject to the limitation of

Section 11.07 hereof, shall be solely responsible for all Damages incurred in
-------------
connection with or as a result of such Litigation and shall control the defense of such Litigation; provided, however, Parent and Sellers shall keep Buyers reasonably informed as to the progress of such Litigation. Buyers shall cooperate with Sellers in all reasonable respects in connection with such Litigation, including without limitation, (i) providing access to personnel as provided in Section 7.02 herein, and (ii) providing such services of Buyers'
            ------------
personnel as Sellers may reasonably request in connection with such Litigation, such as testifying as an expert witness. If the amount of Damages which Sellers are likely to incur as a result of such Litigation, if adversely determined, would exhaust the Maximum Indemnified Loss (as defined in Section 11.07 herein)
                                                          -------------
and the portion of such Damages which would exceed such Maximum Indemnified Loss is greater than the portion for which Sellers must indemnify Buyers under
Section 11.07, Sellers shall tender the defense of such Litigation to Buyers and
-------------
provide reasonable assistance to Buyers in connection with such defense.

     (e) INDEMNIFICATION. The parties agree that all Damages incurred by Sellers under this Section 7.06 shall apply against the maximum indemnification
                   ------------
limits set forth in Section 11.07 hereof.
                    -------------

     SECTION 7.07 PERFORMANCE GUARANTEES, ETC. Parent has issued in connection with the Business of Sellers, the performance guarantees, surety bonds and bank stand-by-letters of credit (collectively, "Parent's Instruments") as set forth on Schedule 7.07. Buyers agree to (i) use their best efforts to replace
   -------------
Parent's Instruments with performance guarantees, surety bonds and bank stand-by-letters of credit of Buyers on the Closing Date and, (ii) subject to the
provisions of Sections 7.05 and 7.06,   indemnify, defend and hold harmless
              ----------------------
Parent from any and all claims made against Parent's Instruments after Closing.

     SECTION 7.08 PRODUCT LIABILITY RESPONSIBILITIES. Buyers assume all liabilities for property damage and personal injuries which are alleged to be caused by or result from defects (including, but not limited to, design and manufacturing defects) in products of the Business sold by Sellers prior to the Closing Date for which the date of loss occurs after the Closing Date and shall defend, indemnify and hold harmless Sellers with respect thereto (an "Assumed Product Liability Claim"). Sellers and Parent assume all liabilities for property damage and personal injuries which are alleged to be caused by or result from defects (including, but not limited to, design and manufacturing defects) in products of the Business sold by Sellers prior to the Closing Date for which the date of loss occurred prior to the Closing Date and shall defend, indemnify and hold harmless the Buyers with respect thereto (a "Retained Product Liability Claim"). Parent and/or Sellers shall notify Buyers in writing and tender defense of each Assumed Product Liability Claim to Buyers by the earlier of (a) fifteen (15) business days after obtaining Knowledge of the Assumed Product Liability Claim or (b) within five (5) business days after being served with a summons and complaint or similar documentation initiating litigation with respect to the Assumed Product Liability Claim and shall cooperate in the defense thereof. Buyers shall notify Parent and/or Sellers in writing and tender defense of each Retained Product Liability Claim to Sellers and/or Parent by the earlier of (a) fifteen (15) business days after obtaining Knowledge of the Retained Product Liability Claim or (b) within five (5) business days after being served with a summons and complaint or similar documentation initiating litigation with respect to the Retained Product Liability Claim and shall cooperate in the defense thereof. In the event any party fails to timely comply with the preceding requirements, such party shall indemnify and hold harmless the other party from any and all Damages incurred as a result of such failure. Parent and Bucyrus USA shall cause the issuers of their respective insurance policies to waive their rights of subrogation with respect to losses for which each has assumed liability under this Section 7.08, and each of them shall cause
                                      ------------
the other to be named as an additional insured under their respective insurance policies to the extent of the liabilities so assumed and the defense and indemnity obligations undertaken in this Section 7.08.
                                         ------------

     SECTION 7.09 SUPPLEMENTS TO DISCLOSURE SCHEDULES. Buyers agree that from time to time after the execution of this Agreement and up to three (3) business days prior to the Closing Date, Sellers shall supplement and/or amend the Disclosure Schedules with respect to any matter hereafter arising which, if existing on the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules (such supplements and/or amendments are hereinafter referred to as the "Disclosure Supplements"). In the event any matter set forth in such Disclosure Supplements (i) would have a material adverse effect on the Transferred Assets or the Assumed Liabilities, or (ii) was known to Sellers and Parent on the date of this Agreement and intentionally omitted by them from the Disclosure Schedules, Buyers shall have the option not to proceed with the Closing and shall be entitled to unilaterally terminate this Agreement in accordance with Article X herein; provided however, Buyers provide to Sellers and Parent written notice of such election to terminate this Agreement on the earlier of three (3) business days after receipt of the Disclosure Supplement or the Closing Date.

                                 ARTICLE VIII
           CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYERS TO CLOSE

     SECTION 8.01 CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYERS TO CLOSE. The obligation of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent:

     (a) FULFILLMENT OF COVENANTS. Sellers and Parent shall have performed and complied in all material respects with all covenants and obligations set forth in this Agreement to be so performed or complied with by them at or prior to the Closing, and Parent and each Seller shall deliver to Buyers a certificate so stating, dated as of the Closing Date and executed by the President or any Vice President of such Seller or Parent.

     (b) CORPORATE APPROVAL. Buyers shall have received a certified copy of the resolutions of the shareholders and board of directors of each Seller, certified by such Seller's Secretary or an Assistant Secretary, and a resolution of the board of directors of Parent certified by its Secretary or an Assistant Secretary, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

     (c) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of Parent and/or Sellers contained in this Agreement and the Disclosure Schedules and Exhibits thereto, subject to the qualifications set forth in the next sentence, shall be complete and accurate on the date when made and as of and as though made on the Closing Date. Each Seller and Parent shall deliver to Buyers a certificate, dated as of the Closing Date and executed by the President or any Vice President of such Seller or Parent stating that such representations and warranties are complete and accurate as of and as though made on the Closing Date except (i) for any changes expressly permitted by the terms of this Agreement (including the Disclosure Supplements) , or (ii) where the inaccuracy of the representation and warranty would not have a material adverse effect on the Business of Sellers, taken as a whole. The preceding qualifications of the representations and warranties of Parent and Sellers relate solely to Buyers' obligation to close and shall in no way limit or diminish the rights of Buyers pursuant to the terms of this Agreement to recover Damages for the breach or inaccuracy of any representation or warranty of Sellers or Parent (but in no event shall Buyers seek indirect, special or consequential damages due to the effects of any matter set forth in any Disclosure Supplement).

     (d) NO PROCEEDING OR LITIGATION. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this agreement illegal or would otherwise prevent the consummation thereof. There shall not be instituted or pending any suit, action, investigation, inquiry, order, judgment, decree, writ, injunction or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment, decree, writ or injunction which (a) restrains or prohibits the consummation of the transactions contemplated hereby, (b) if adversely determined, would have a material adverse effect on Buyers' ability to exercise control over or manage the Business of Sellers after the Closing, or (c) if adversely determined, would have a material adverse effect on the Transferred Assets or on the operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of the Business of Sellers taken as a whole.

     (e) DELIVERY OF CLOSING DOCUMENTS. Sellers shall have delivered to Buyers the documents referred to in Section 3.05 hereof, in form and substance
                             ------------
reasonably satisfactory to Buyers and their counsel.

     (f) HART-SCOTT-RODINO ACT. The waiting period shall have expired or early termination shall have been granted pursuant to the HSR Act, as more particularly described in Section 6.03 hereof.
                          ------------

     (g) APPROVALS, PERMITS, ETC. All material consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Transferred Assets to Buyers pursuant to this Agreement and the consummation of the transactions contemplated hereby, other than any required under the antitrust laws of jurisdictions other than the United States, shall have been duly obtained or made in form and substance reasonably satisfactory to Buyers and their counsel and shall be effective at, and as of, the Closing Date. Adequate arrangements satisfactory to Buyers shall have been made to obtain any third party or other governmental consents, approvals or permits after the Closing, except to the extent that the failure to obtain the same would not have material adverse effect on Sellers, the Business or the Transferred Assets taken as a whole.

     (h) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition, results of operations, cash flows, assets, liabilities, business or operations (collectively, "Financial Condition") of Sellers, as a whole, during the period between May 31, 1997 and the Closing Date, provided, that if the Financial Condition of Sellers, as a whole, between the date of the Interim Balance Sheet and May 31, 1997 was not substantially as set forth in the financial reports and presentations furnished to Bucyrus USA on June 24, 1997, (or did not favorably differ therefrom), the period for determining whether a material adverse change in the Financial Condition of Sellers, as a whole, shall be the period between the date of the Interim Balance Sheet and the Closing Date.

                                  ARTICLE IX
          CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE

     SECTION 9.01 CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent:

     (a) FULFILLMENT OF COVENANTS. Each Buyer shall have performed and complied in all material respects with all covenants and obligations set forth in this Agreement to be so performed or complied with by it at or prior to the Closing, and each Buyer shall deliver to Sellers a certificate so stating, dated as of the Closing Date and executed by the President or any Vice President of such Buyer.

     (b) CORPORATE APPROVAL. Sellers shall have received a certified copy of the resolutions of the board of directors of each Buyer, certified by such Buyer's Secretary or an Assistant Secretary, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

     (c) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of each Buyer contained in this Agreement shall be complete and accurate in all material respects on the Closing Date to the same extent as if made on such date, except for any changes expressly permitted by the terms of this Agreement. Each Buyer shall deliver to Sellers a certificate to such effect, dated as of the Closing Date and executed by the President or any Vice President of such Buyer.

     (d) NO INJUNCTION. There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction which is in effect on the Closing Date and which directs that the transactions provided for herein or any of them may not be consummated as so provided.

     (e) DELIVERY OF CLOSING DOCUMENTS. Sellers shall have received the documents referred to in Section 3.06 hereof in form and substance reasonably
                         ------------
satisfactory to Sellers and their counsel.

     (f) HART-SCOTT-RODINO ACT. The waiting period shall have expired or early termination shall have been granted pursuant to the HSR Act, as more particularly described in Section 7.01 hereof.
                          ------------

                                   ARTICLE X
                           TERMINATION OF AGREEMENT

     SECTION 10.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Parent, Sellers and Buyers; or

          (b) by Buyers, pursuant to Section 7.09 herein; or
                                     ------------

          (c) by either Buyers or Parent and Sellers if the Closing shall not have occurred by September 15, 1997.

     SECTION 10.02 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Sellers and Buyers pursuant to Section 10.01 above written
                                                 -------------
notice thereof shall forthwith be given to the other party or parties, and the agreement and the transactions contemplated thereby this Agreement shall become null and void, without further action by either party or parties. If the transactions contemplated by this Agreement are terminated as provided in this
Section 10.01:
-------------

     (a) each of Parent, Sellers and Buyers shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

     (b) there shall be no liability on the part of any party hereto or their affiliates, except that such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has breached any of the agreements or other provisions of this Agreement prior to termination hereof.

                                  ARTICLE XI
                                INDEMNIFICATION

     SECTION 11.01 PARENT AND SELLERS' AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article XI, Sellers and Parent, jointly and
                             ----------
severally, agree to indemnify, defend and hold harmless the Buyer Group from and against all Damages, asserted against, relating to, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, arising out of, based upon, or resulting from (i) any inaccuracy in or any breach of any representation and warranty of Sellers or Parent contained in this Agreement, the Disclosure Schedules, or any of the Documents, or any certificate or other written instrument or document delivered by Sellers or Parent pursuant hereto or thereto, (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Sellers or Parent contained in, or made pursuant to, this Agreement (including, without limitation, the failure of Sellers to pay or discharge the Excluded Liabilities) and any of the Documents, or any certificate or other written instrument or document delivered by Sellers or Parent pursuant hereto, (iii) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to any matter which is the subject of indemnification under this Article XI ("Buyer
                                                              ----------
Indemnity Claim"), (iv) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of, or related to, any such Buyer Indemnity Claims, and (v) any claim or liability for brokerage commissions or finders fees incurred by reason of any action taken by Sellers or Parent.

     SECTION 11.02 BUYERS' AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article XI, Buyers, jointly and severally, agree to
                   ----------
indemnify, defend and hold harmless the Seller Group from and against all Damages asserted against, relating to, imposed upon or incurred by the Seller Group or any member thereof, directly or indirectly, arising out of, based upon, or resulting from (i) any inaccuracy in, or any breach of, any representation and warranty of Buyers contained in this Agreement or any of the Documents, or any certificate or other written instrument or document delivered by Buyers pursuant hereto or thereto; (ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Buyers contained in, or made pursuant to this Agreement (including, without limitation, the failure of Buyers to pay or discharge the Assumed Liabilities) or any other of the Documents, or any certificate or other written instrument or document delivered by Buyers pursuant hereto or thereto;
(iii) any obligations or liabilities arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to any matter which is the subject of indemnification under this Article XI ("Seller Indemnity Claims"); (iv) all
                           ----------
interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of counsel and accountants) arising out of, or related to, any Seller Indemnity Claims asserted under this Section 11.02; and (v) any claim or
                                            -------------
liability for brokerage commissions or finder's fees incurred by reason of any action taken by Buyers.

     SECTION 11.03 PROCEDURES FOR RESOLUTION AND PAYMENT OF CLAIMS FOR INDEMNIFICATION.

     (a) If, prior to the expiration of any applicable limitation period described in Section 11.04 hereof (the "Limitation Period"), a person or entity
             -------------
entitled to be indemnified under this Article XI (the "Indemnitee") shall incur
                                      ----------
any Damages or determine that it is likely to incur any Damages, including without limitation, Third Party Claims as described in Section 11.03(d) hereof,
                                                       ----------------
and believes that it is entitled to be indemnified against such Damages by a party hereunder (the "Indemnitor"), such Indemnitee shall deliver (as promptly as reasonably practical) to the Indemnitor a certificate (an "Indemnitee's Certificate") signed by the Indemnitee, which shall:

          (i) state that the Indemnitee has paid or properly accrued Damages, or anticipates that it will incur Damages for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

          (ii) specify in reasonable detail each individual item of Damages included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability, the basis upon which the claim for indemnification is being made, and a computation of the amount to which such Indemnitee claims to be entitled hereunder (including, without limitation, the Indemnitee's good faith estimate of the costs and expenses, including reasonable attorney's fees, expected to be incurred in connection therewith).

     (b) In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnitee's Certificate, the Indemnitor shall, within thirty (30) calendar days after receipt by the Indemnitor of such Indemnitee's Certificate, deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the thirty (30) day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnitee and the Indemnitor be unable to agree as to any particular item or items or amount or amounts, then the Indemnitee and the Indemnitor shall employ the arbitration procedure set forth in Section 12.06 to resolve such
                                              -------------
dispute.

     (c) Claims for Damages specified in any Indemnitee's Certificate to which an Indemnitor shall not object in writing, claims for Damages covered by a memorandum of agreement of the nature described in Section 11.03(b) above,
                                                   ----------------
claims for Damages the validity and amount of which have been the subject of arbitration as described in Section 11.03(b) above, and claims for Damages the
                            ----------------
validity and amount of which shall have been the subject of a final judicial determination are hereinafter referred to, collectively, as "Agreed Claims".

     (d) Promptly after the assertion by any third party of any claim (a "Third Party Claim") against any Indemnitee that, in the judgment of such Indemnitee, may result in such Indemnitee incurring Damages for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim, and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnitee, and the payment of expenses thereto). Failure to receive notice from the Indemnitee of a Third Party Claim shall not relieve the Indemnitor of any liability which it might otherwise have to the Indemnitee under Sections 11.01 or 11.02 or 11.03 hereof, unless (and
                        --------------    -----    -----
only to the extent that) such failure or delay actually prejudices the ability of the Indemnitor to defend such Third Party Claim. The burden of proving the actual prejudice described in the preceding sentence shall lie with the Indemnitor. The Indemnitee shall cooperate with and make available to the Indemnitor such assistance and materials as may be reasonably requested of the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, however, the Indemnitor shall not be responsible for the fees and expenses of such counsel unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and Indemnitor, and such Indemnitee shall have furnished the Indemnitor an opinion of counsel to the effect that there may be one or more legal defenses available to the Indemnitee which are different from or additional to those available to Indemnitor, in which event the Indemnitor shall only be responsible for the fees and expenses of one separate firm of attorneys for all Indemnitees, or (iv) the proceeding involves a matter solely of concern to the Indemnitee in addition to the claim(s) for which indemnification under this Article XI is being sought.
                           ----------

     (e) The Indemnitor shall have the right to settle and compromise any Third Party Claim with respect to which it controls the defense only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the proceeding involves a matter solely of concern to the Indemnitee in addition to the claim for which indemnification under this Article XI is being
                                                           ----------
sought, the Indemnitee shall have the right to control the defense and settlement of such additional claim in its own discretion and with its own counsel. If the Indemnitor, within a reasonable time after notice of any Third Party Claim, fails to defend the Indemnitee against such claim, or notifies the Indemnitee of its refusal to conduct a defense against a Third Party Claim, or does not have the right to assume such defense, the Indemnitee shall (upon further notice to the Indemnitor) have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim without the consent of the Indemnitor (except as provided in Section 11.04(f)). Except
                                                     -----------------
as otherwise herein provided, no Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor; but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff or claimant in any such action, the Indemnitor shall indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment.

     (f) Notwithstanding anything to the contrary in the foregoing, Buyers shall have the right to control the defense of any Third Party Claim, provided, that Buyers shall keep Sellers reasonably informed as to the nature and conduct of such claim and Sellers shall be afforded an opportunity to monitor developments in connection therewith. Buyers shall have the right to settle any such matter with the consent of Sellers, such consent not to be unreasonably withheld or delayed.

     (g)  Notwithstanding anything in this Section 11.03 to the contrary, (i) if
                                          -------------
there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right, at its own cost and expense, to defend, compromise or settle such claim; provided, however, that if such claim is settled without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld or delayed), the Indemnitee shall be deemed to have waived all rights hereunder against the Indemnitor for money damages arising out of such claim, and (ii) the Indemnitor shall not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect to such claim.

     SECTION 11.04  DURATION.

     (a) REPRESENTATIONS AND WARRANTIES. Except as otherwise provided in this Agreement, all representations and warranties of the parties contained in, or made pursuant to, this Agreement shall be true, complete and correct as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and the rights of the parties to seek indemnification with respect thereto shall survive the Closing; provided however, that, except in respect of any claims for indemnification as to which an Indemnitee's Certificate shall have been duly given prior to the relevant expiration date set forth below, if any (which notice shall preserve such claim pending resolution thereof pursuant to the terms hereof), the following representations and warranties, and the right to make any indemnification claims relating thereto, shall expire on the following dates:

          (i) in the case of any claims relating to any breach of the representations and warranties set forth in Section 4.01(h) (Taxes), the date of
                                            -----------------------
expiration of the relevant statute of limitations, including any extensions thereof (whether by wavier or otherwise); provided that, notwithstanding anything to the contrary in the foregoing, the indemnity obligations of Sellers and Parent hereunder shall survive with respect to any and all costs, expenses and liabilities (including, without limitation, reasonable attorney's fees and investigation expenses) incurred by any member of the Buyer Group as applicable, in establishing or in seeking to establish, whether in a judicial proceeding or otherwise, that the underlying matter giving rise to such claim for indemnification is time-barred under the applicable statute of limitations, whether or not such efforts are successful;

          (ii) in the case of any claims of Buyers relating to breaches of representations or warranties, other than claims relating to any breach of the representations and warranties set forth in Section 4.01(h) (Taxes) or Sections
                                            -----------------------------------
4.01(a), (b), (c), (e), (f), (i), (j), and (k) (such representations and
----------------------------------------------
warranties (other than those relating to Section 4.01(h)) being collectively
                                         ----------------
referred to as "Sellers' Special Representations"), on the second anniversary of the Closing Date; and

          (iii) in the case of any claims of Sellers, relating to breaches of representations or warranties, other than claims relating to any breach of the representations and warranties set forth in Sections 5.01(a), (b), and (c)
                                                ------------------------------
(such representations and warranties being collectively referred to as "Buyers' Special Representations"), on the second anniversary of the Closing Date.

          The parties acknowledge and agree that the Sellers' Special Representations and the Buyers' Special Representations shall survive indefinitely, and that any claims in respect thereof may be made at any time following the Closing.

     (b) COVENANTS, AGREEMENTS AND UNDERTAKINGS. Except as otherwise provided in this Agreement, the rights of the parties to seek indemnification pursuant to this Agreement for any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the parties contained in, or made pursuant to, this Agreement and any of the Documents, or any certificate or other written instrument or documents delivered by the parties pursuant hereto shall survive indefinitely and any claims thereof may be made at any time following the Closing.

     SECTION 11.05  LIMITATIONS.

          (a) Any claim by an Indemnitee against an Indemnitor with respect to the breach or inaccuracy of any representation or warranty under this Agreement shall be payable by the Indemnitor only in the event that the accumulated amount of all claims with respect to the breach or inaccuracy of all representations or warranties that have been Definitively Resolved (as hereinafter defined) (for purposes hereof, "Settled Claims") against all such Indemnitors in the Seller Group, if the claim is against a Seller, or all such claims against Indemnitors in the Buyer Group, if the claim is against a Buyer, shall exceed the amount of

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

(the "Indemnification Threshold"). At such time as the aggregate amount of Settled Claims (involving breaches and/or inaccuracies of representations or warranties under this Agreement) against Indemnitors that constitute the Seller Group or the Buyer Group, as the case may be, shall exceed the Indemnification Threshold, such party shall then be liable on a dollar-for-dollar basis for the amount of all claims which exceed the Indemnification Threshold. The Indemnification Threshold shall not apply to any claims other than those involving a breach or inaccuracy of a representation or warranty under this Agreement.

          (b) For purposes hereof, a claim shall be deemed to have been "Definitively Resolved" when any of the following events has occurred:

                (i) a claim is settled by mutual agreement of Buyers and Sellers;

                (ii) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidenced by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired; or

                (iii) a claim is the subject of a "Final Determination."

     SECTION 11.06 REMEDIES EXCLUSIVE. Except as expressly provided to the contrary in this Agreement, the indemnification rights described in this Article
                                                                         -------
XI shall constitute the exclusive remedies of the parties against each other
--
with respect to disputes arising out of or related in any way to this Agreement and the Documents and the transactions contemplated by this Agreement and the Documents.

     SECTION 11.07 MAXIMUM INDEMNIFIED LOSS. Notwithstanding anything contrary in this Agreement or the Documents, the aggregate amount of Damages for which Sellers and Parent shall be obligated to indemnify the Buyer Group under this Agreement with respect to

"CONFIDENTIAL MATERIAL OMITTED AND SEPARATELY FILED WITH SECURITIES AND EXCHANGE COMMISSION"

     The parties agree that Sellers and Parent shall not be required to pay, and shall have no liability or obligation with respect to, Damages arising from (a),
(b), and (c) above, exceeding the Maximum Indemnified Loss, and Buyers agree to indemnify and defend Sellers and Parent and hold them harmless from and against any such Damages arising therefrom which exceed the Maximum Indemnified Loss. The preceding limitation shall not apply to Excluded Liabilities (other than liabilities relating to the Planetary Swing-Drive Systems of the Walking Drag Lines as described in clause (iii) of Section 2.06).
                                      ------------

     SECTION 11.08 LOSSES, NET OF INSURANCE AND TAXES. In determining the amount of any claim by an Indemnitee, for all purposes hereunder, there shall be taken into account any federal, state or local income or other tax benefit or insurance proceeds which the Indemnitee may actually have received or be entitled to receive (if in the future, at its present value) as a result of the Damages forming the basis of such claim, and there shall also be taken into account any income or other tax cost which the Indemnitee would incur as a result of its receipt of any indemnification payment from the Indemnitor (including any such indemnification payment which the Indemnitee would be entitled to receive but for the provisions of Section 11.05). In addition,
                                              -------------
Buyers and Sellers each agree to provide the other with the benefit of its insurance, if any, with respect to claims for which one of the parties is indemnified, and each agrees to name the other as an additional insured (where insurance policies are in place and where it is possible to name the other party as an additional insured) for this specific purpose.

                                  ARTICLE XII
                                 MISCELLANEOUS

     SECTION 12.01 REFORMATION AND SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof

          (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such il legal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable; and

          (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     SECTION 12.02 FURTHER ASSURANCES. Each party hereto shall, from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignment, transfer and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

     SECTION 12.03 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or by cable, telex, telegram or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three (3) business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

     If to any Buyer:         Bucyrus International, Inc.
                              Attn: Chief Financial Officer
                              P.O. Box 500
                              1100 Milwaukee Avenue
                              South Milwaukee, Wisconsin  53172-0500
                              Telecopy No.  (414) 768-5060

     With a copy to:          Whyte Hirschboeck Dudek S.C.
                              Attn: James A. Feddersen
                              Suite 2100
                              111 East Wisconsin Avenue
                              Milwaukee, WI  53202
                              Telecopy No: (414) 223-5000

     If to any Seller:        The Marion Power Shovel Company
                              Attention:  President
                              c/o Global Industrial Technologies, Inc.
                              2121 San Jacinto, Suite 2500
                              Dallas, Texas  75201
                              Telecopy No:  (214) 953-4596

     With a copy to:          Global Industrial Technologies, Inc.
                              Attention:  General Counsel
                              2121 San Jacinto, Suite 2500
                              Dallas, Texas  75201
                              Telecopy No:  (214) 953-4597

     SECTION 12.04 HEADINGS. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     SECTION 12.05 WAIVER. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. Any failure by any of the parties hereto to comply with any obligation, covenant or agreement or to fulfill any condition herein may be waived only by a written notice from the party entitled to the benefits thereof.

     SECTION 12.06 ARBITRATION; CHOICE OF LAW.

          (a) Any dispute, controversy, difference or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within thirty
     (30) calendar days after receipt by a party of written notice from any other party that such a dispute, controversy, difference or claim exists shall be settled by final and binding arbitration conducted in Atlanta, Georgia in accordance with the International Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The disputes shall be settled by three arbitrators; the Buyer Group and the Seller Group each shall select an arbitrator, which two arbitrators shall then select the third arbitrator and appoint the presiding arbitrator. Should the third arbitrator fail to be appointed within thirty (30) calendar days after the date of the appointment of the last arbitrator selected by the Buyer Group and the Seller Group, the American Arbitration Association domiciled in Atlanta, Georgia, may choose any person whom it deems suitable. In the event that either the Buyer Group or the Seller Group fails to nominate its respective arbitrator within thirty (30) calendar days of receipt of notice for arbitration issued by the other, such arbitrator shall be nominated by the American Arbitration Association upon request.

          (b) The parties agree that the award of the arbitral tribunal (the "Arbitration Award"): (i) shall be conclusive, final and binding upon the parties; (ii) shall be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal; and (iii) if containing elements of injunctive relief as provided in Section 12.08, may be made in such interim manner (pending final
        -------------
     resolution of the controversy presented) as the arbitral tribunal may deem appropriate to protect the interests of any aggrieved or potentially aggrieved party.

          (c) The Arbitration Award shall be based on the provisions of this Agreement and the Documents; provided, however, that to the extent that the subject matter for the Arbitration Award is not set forth within this Agreement or the Documents, it shall be based on the laws of the State of Delaware. In addition, in the case of any conflict between the provisions of the AAA Rules and the provisions of this Agreement or the Documents, the provisions of this Agreement or the Documents shall govern.

          (d) The parties further agree: (i) that their mutual decision to resolve their disputes by arbitration as provided in this Agreement is an explicit waiver of immunity against enforcement and execution of the arbitration award and any judgment thereon; and (ii) that the Arbitration Award and any judgment thereon, if unsatisfied, may be entered in and shall be enforceable by the courts of any state having jurisdiction over the person or property of the party against whom the Arbitration Award has been rendered; and (iii) that any right they may have under applicable law to have the Arbitration Award reviewed is hereby waived, whether such review would relate to matters of substantive law, procedural law, conduct of the proceedings, of fundamental fairness or otherwise.

          (e) All notices to be given in connection with the arbitration shall be as provided in Section 12.03 of this Agreement.
                       -------------

          (f) In the event any party to this Agreement commences legal proceedings to enforce the Arbitration Award, the expense of such litigation (including reasonable attorneys' fees and costs of court) shall be borne by the party or parties not prevailing therein.

          (g) Notwithstanding the foregoing, the parties shall obtain the agreement of arbitrators to the following: (i) the arbitrators shall provide a written ruling, stating in separate sections the findings of fact and conclusions of law on which their ruling is based, and (ii) their ruling shall be due no later than ninety (90) calendar days after their final hearing and within twelve (12) months after commencement of the arbitration.

     SECTION 12.07 ATTORNEY'S FEES AND COSTS. All costs of arbitration and enforcement thereof, including reasonable attorney's fees and court costs, costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs shall be apportioned by a majority of the arbitrators selected pursuant to Section 12.06 hereof.
                                 -------------

     SECTION 12.08 SPECIFIC PERFORMANCE. In the event of any breach by a party of the terms of this Agreement or the Documents which would cause any nonbreaching party to be irreparably harmed or for which such nonbreaching party could not be made whole by monetary damages, then in such circumstances such nonbreaching party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement or the Documents and in any action instituted in any court of applicable jurisdiction to enforce any interim or final Arbitration Award rendered pursuant to Section 12.06.
                     -------------

     SECTION 12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument, notwithstanding that all parties are not signatories to each counterpart.

     SECTION 12.10 ASSIGNABILITY AND BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations shall be assigned by any party hereto (other than to an Affiliate or in connection with the transfer of substantially all of the assets of such party) without the prior written consent of the other parties, and any attempted assignment or transfer without such prior written consent shall be null and void. No transfer or assignment shall relieve a party of its liabilities or obligations under this Agreement.

     SECTION 12.11 AMENDMENTS. This Agreement may not be modified, amended or supplemented nor may performance of any provision hereof be waived, except by an agreement in writing signed by all of the parties hereto.

     SECTION 12.12 EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates or subsidiaries in connection with this Agreement.

     SECTION 12.13 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     SECTION 12.14 NUMBER AND GENDER OF WORDS. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

     SECTION 12.15 ENTIRE AGREEMENT. This Agreement and the executed Documents, the forms of which are attached hereto as Exhibits or referred to herein, together with the Schedules hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior negotiations, understandings and agreements.

     SECTION 12.16. MONIES OWED. Unless otherwise provided for in this Agreement, to the extent one party owes any monies to another party pursuant to this Agreement, the party owing such money shall pay, within thirty (30) calendar days after receipt of an invoice from the other party, such monies owed. The parties agree that any amounts ultimately determined to be owed which were not paid within such initial thirty (30) day period shall, from the end of such thirty (30) day period until the date of actual payment, bear interest at the rate or rates which would be paid by such party had it borrowed a like amount under a credit facility of under which borrowings the owing party constitute senior indebtedness.

                [The remainder of this page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                         SELLERS:

                         THE MARION POWER SHOVEL COMPANY (Marion USA)


                         By:  /s/ GRAHAM L. ADELMAN
                              --------------------------------------------------
                              Graham L. Adelman
                              Vice President

                         MARION POWER SHOVEL PTY LTD (Marion Australia)


                         By:  /s/ GRAHAM L. ADELMAN
                              --------------------------------------------------
                              Graham L. Adelman
                              Director

                         INTOOL INTERNATIONAL B.V.  (Marion South Africa)


                         By:  /s/ GRAHAM L. ADELMAN
                              --------------------------------------------------
                              Graham L. Adelman
                              Managing Director

                         GLOBAL-GIX CANADA INC. (Marion Canada)


                         By:  /s/ GRAHAM L. ADELMAN
                              --------------------------------------------------
                              Graham L. Adelman
                              Vice President

                         PARENT:

                         GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                         By:  /s/ GRAHAM L. ADELMAN
                              --------------------------------------------------
                              Graham L. Adelman
                              Senior Vice President

                         BUYERS:

                         BUCYRUS INTERNATIONAL, INC. (Bucyrus USA)


                         By:  /s/ DANIEL J. SMOKE
                              --------------------------------------------------
                              Daniel J. Smoke
                              Vice President and Chief Financial Officer

                         BUCYRUS (AUSTRALIA) PROPRIETARY LTD.
                         (Bucyrus Australia)


                         By:  /s/ DANIEL J. SMOKE
                              --------------------------------------------------
                              Daniel J. Smoke
                              Assistant Secretary

                         BUCYRUS (AFRICA) (PROPRIETARY) LIMITED
                         (Bucyrus South Africa)

                         By:  /s/ DANIEL J. SMOKE
                              --------------------------------------------------
                              Daniel J. Smoke
                              Secretary

                         BUCYRUS CANADA LIMITED (Bucyrus Canada)


                         By:  /s/ DANIEL J. SMOKE
                              --------------------------------------------------
                              Daniel J. Smoke
                              Secretary